   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON            , 2000

                                                      REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                          PROVIDENTIAL HOLDINGS, INC.

                   (PREVIOUSLY KNOWN AS JR CONSULTING, INC.)

                 (Name of Small Business Issuer in its Charter)

            NEVADA                        523120                   13-3121128
  (State or jurisdiction of          (Primary Standard          (I.R.S. Employer
incorporation or organization)          Industrial            Identification No.)
                                Classification Code Number)

     8700 WARNER AVENUE, FOUNTAIN VALLEY, CALIFORNIA 92708; (714) 596-0244

 (Address and telephone number of Registrant's principal executive offices and principal place of business)

    HENRY D. FAHMAN, 8700 WARNER AVENUE, FOUNTAIN VALLEY, CALIFORNIA 92708;
                                (714) 596-0244;

           (Name, address, and telephone number of agent for service)
                         ------------------------------

                                   Copies to:

                            SHIVBIR S. GREWAL, ESQ.
                           TONY BAYARD DE VOLO, ESQ.
                        STRADLING YOCCA CARLSON & RAUTH
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (949) 725-4000
                            ------------------------

 Approximate date of proposed sale to the public: from time to time after this registration statement becomes effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

    If any of the securities being registered on this registration statement are to be offered on a delayed on continuous basis pursuant to Rule 415 under the delivery of the Securities Act, check the following box. /X/
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF           AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
   SECURITIES TO BE REGISTERED         REGISTERED(1)           UNIT(2)               PRICE          REGISTRATION FEE
Common Stock......................      60,000,000             $0.375             $22,500,000            $5,945

(1) Pursuant to rule 416, such additional amounts to prevent dilution from stock splits or similar transactions.

(2) Calculated in accordance with rule 457(c): the average of the bid and ask price as of September 27, 2000.
                            ------------------------

    The company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED:             , 2000

PROSPECTUS

                          PROVIDENTIAL HOLDINGS, INC.
                               60,000,000 SHARES
                                 COMMON STOCK *

    Providential Holdings, Inc., a Nevada corporation (trading on the Over the Counter Bulletin Board under the symbol "PRVH", the "company"), is hereby registering its shares of common stock to be sold on a delayed basis under a shelf registration under Rule 415 under the Securities Act of 1933. A total of 60,000,000 shares of common stock are to be registered, as follows (maximum amounts): (a) 4,054,206 shares for selling shareholders; (b) 15,000,000 shares to cover the conversion of certain bridge notes (including related repricing warrants issued to such note holders entitling them to purchase shares of common stock and that provide that any decrease in the trading price of the common stock will entitle the note holders to purchase an increased number of shares at $.01 per share, effectively lowering the conversion price of the bridge notes price than that which existed on the closing date); (c) 350,000 shares to cover the exercise of warrants issued in connection with the bridge financing; and
(d) 40,595,794 shares for sales to the public for cash, possible future acquisitions by the company of other companies and/or assets, and consulting services for the company. The cash sale price of the shares will be modified, from time to time, by amendment to this prospectus, in accordance with changes in the market price of the company's common stock.

    The shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors" on page 3).

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                        UNDERWRITING
                                                        DISCOUNTS AND
                                     PRICE TO PUBLIC   COMMISSIONS(2)    PROCEEDS TO ISSUER(3)
                                     ---------------   ---------------   ---------------------
PER SHARE                                  $(1)              $0                   $(1)
TOTAL MAXIMUM                              $(1)              $0                   $(1)

------------------------

(1) The price per share, the maximum amount to be raised under this offering and the proceeds to the issuer will be dependent on the market price at the time that the shares are sold for cash.

(2) No commissions will be paid in connection with the sale of the shares on this delayed basis.

(3) The Proceeds to the company is before the payment of certain expenses in connection with this offering. See "Use of Proceeds."

    INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THE REGISTRATION STATEMENT RELATING TO THE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

* Pursuant to SEC Rule 416, there will be a change in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends, or similar transaction.

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY..........................................    1
RISK FACTORS................................................    3
USE OF PROCEEDS.............................................    8
DETERMINATION OF OFFERING PRICE.............................    8
SELLING SHAREHOLDERS........................................    9
PLAN OF DISTRIBUTION........................................   10
LEGAL PROCEEDINGS...........................................   14
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL
  PERSONS...................................................   17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   20
DESCRIPTION OF SECURITIES...................................   21
INTEREST OF NAMED EXPERTS AND COUNSEL.......................   23
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES................................   24
ORGANIZATION WITHIN LAST FIVE YEARS.........................   29
DESCRIPTION OF BUSINESS.....................................   29
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   39
DESCRIPTION OF PROPERTY.....................................   42
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   43
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS....   43
EXECUTIVE COMPENSATION......................................   44
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
  AND FINANCIAL DISCLOSURE..................................   44
AVAILABLE INFORMATION.......................................   45

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.

THE COMPANY.

(A) BACKGROUND.

    JR Consulting, Inc ("JR Consulting") was originally incorporated under the laws of the State of Nevada on June 8, 1982. From its inception through September 7, 1995, the company generated nominal revenues and, prior to September 7, 1995, the company did not actively engage in business for at least one fiscal year.

    Providential Securities, Inc. was incorporated in 1992, as a California corporation, engaged in the securities brokerage business. This firm entered into a Corporate Combination Agreement with JR Consulting, effective on January 14, 2000, whereby the company agreed to acquire all of the issued and outstanding shares of stock of Providential Securities, Inc. as of the closing date of the combination agreement, thereby making Providential Securities, Inc. a wholly-owned subsidiary of the company, in exchange for 20,000,000 shares of JR Consulting, which number of JR Consulting's shares assumed the effectuation of a 1-for-2 reverse stock split. The JR Consulting shares were restricted against resale pursuant to the provisions of federal and state securities laws. Providential Securities, Inc.'s shareholders of record as of the closing date owned approximately 74.9% of JR Consulting's common stock.

    On January 12, 20000, the company changed its name from JR Consulting, Inc. to Providential Securities, Inc., and then on February 9, 2000, the name of the company was again changed to Providential Holdings, Inc.

(B) BUSINESS.

    Providential Securities, Inc. is a California corporation and has been engaged in the securities brokerage business and has been offering a wide spectrum of investment products and services. These products include stocks, bonds, mutual funds, tax-advantaged investments, financial and retirement planning, day trading, options strategies, annuities, and life insurance.

    Providential Clearing Inc. is a California corporation formed on February 11, 2000. The company has entered into a Partnership Purchase Agreement to acquire Holt + Collins, a self-clearing broker-dealer based in San Francisco, California. Upon the consummation of the proposed acquisition, Holt + Collins will bear the name of Providential Clearing, Inc., and continue to be engaged in the business of providing clearing services for Holt + Collins and certain selected fully-disclosed broker-dealers.

    The company also holds equity stakes in other entities:

    Providential Technology Inc. is a California corporation formed on February 11, 2000 in which the company also owns a minority equity position. Providential Technology's professed main objective is to be the leading provider of Internet finance solutions to both traditional and emerging Internet financial service providers. Providential Technology's software product offerings will include new financial services functions, such as online banking. Providential Technology's products and services adhere to existing industry standards and have been designed to meet the openness and scalability required of Internet solutions.

    The company also owns a minority equity stake in postyourhome.com, an online real estate brokerage service. Postyourhome.com eliminates the need for buyers and sellers of residential, income and land properties to use a real estate broker by providing online education and support services to both sides of the purchase transaction. By cutting out the middleman, buyers and sellers save up to 6% of the property's value that is normally charged by brokers. Postyourhome.com has created a venue through which a broad range of service providers, from lending institutions to insurance providers to construction companies can directly market and acquire customers who seek their services.

THE OFFERING.

    Shares of common stock of the company will be sold on a delayed basis under a shelf registration under Rule 415 under the Securities Act of 1933. A total of 60,000,000 shares of common stock are to be registered, as follows (maximum amounts):

    - 4,054,206 shares for selling shareholders.

    - 15,000,000 shares to cover the conversion of bridge notes (including repricing warrants issued such that any decrease in the trading price of the stock will entitle the note holders to reset the exercise price to a lower price than that which existed on the closing date).

    - 350,000 shares to cover the exercise of warrants issued in connection with bridge financing.

    - 40,595,794 shares for the following purposes:

       a.  sales to the public for cash.

       b. possible future acquisitions by the company of other companies and/or assets.

       c.  consulting services for the company.

    The cash sale price of the shares will be modified, from time to time, by amendment to this prospectus, in accordance with changes in the market price of the company's common stock.

    There can be no assurance that all of these shares will be issued or that any of them will be sold for cash. The gross proceeds to the company will depend on the amount actually sold for cash and the sales price per share. Some commissions or other fees may be paid, directly or indirectly, by the company, or any of its principals, to any person, broker-dealer, firm in connection with solicitation of sales of the shares. These securities are offered by the company subject to approval of certain legal matters by counsel.

LIQUIDITY OF INVESTMENT.

    Although the shares will be "free trading," there has been only a limited public market for the shares. Therefore, an investor may not be able to sell his or her shares when he or she wishes; therefore, an investor may consider his or her investment to be long-term.

RISK FACTORS.

    An investment in the company involves risks due in part to a limited previous financial and operating history of the company, as well as competition in the securities industry. Also, certain potential conflicts of interest may arise due to the relationship of the company to its management and others.

                                  RISK FACTORS

    THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS AMONG OTHER THINGS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

HISTORY OF LOSSES; ACCUMULATED DEFICIT; WORKING CAPITAL DEFICIENCY.

    The company has incurred net losses of $1,310,000 and $603,000 for the fiscal years 1999 and 1998, respectively, and 604,000 for the nine months ended March 31, 2000. The company also had an accumulated deficit of $5,260,000 through June 30, 1999. The likelihood of the success of the company must be considered in the light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business and the competitive environment in which the company operates. Unanticipated delays, expenses and other problems such as setbacks in product development, and market acceptance are frequently encountered in connection with the expansion of a business. As a result of the fixed nature of many of the company's expenses, the company may be unable to adjust spending in a timely manner to compensate for any unexpected delays in the development and marketing of the company's products or any capital raising or revenue shortfall. Any such delays or shortfalls will have an immediate adverse impact on the company's business, operations and financial condition.

    There is only a limited operating history upon which to base an assumption that the company will be able to achieve its business plans. In addition, the company has only limited assets. As a result, there can be no assurance that the company will generate significant revenues in the future; and there can be no assurance that the company will operate at a profitable level. If the company is unable to obtain customers and generate sufficient revenues so that it can profitably operate, the company's business will not succeed.

SIGNIFICANT WORKING CAPITAL REQUIREMENTS.

    The working capital requirements associated with the plan of business of the company will continue to be significant. The company anticipates, based on currently proposed assumptions relating to its operations (including with respect to costs and expenditures and projected cash flow from operations), that it cannot generate sufficient cash flow to continue its operations for an indefinite period at the current level without requiring additional financing. The company will need to raise additional capital in the next six months, through debt or equity, to fully implement its sales and marketing strategy and grow. In addition, the company currently plans one or more acquisitions over the next twelve months and will need financing of at least $2,000,000 in order to pay for these anticipated acquisitions and to sustain the company. In the event that the company's plans change or its assumptions change or prove to be inaccurate or if cash flow from operations proves to be insufficient to fund operations (due to unanticipated expenses, technical difficulties, problem or otherwise), the company would be required to seek additional financing sooner than currently anticipated or may be required to significantly curtail or cease its operations.

COMPANY ONLY HAS LIMITED ASSETS.

    The company has only limited assets. As a result, there can be no assurance that the company will generate significant revenues in the future; and there can be no assurance that the company will operate at a profitable level. If the company is unable to obtain customers and generate sufficient revenues so that it can profitably operate, the company's business will not succeed.

UNCERTAINTY OF PROTECTION OF TRADE SECRETS AND TRADEMARKS COULD ADVERSELY IMPACT THE COMPANY'S BUSINESS.

    The company relies on trade secret protection for its unpatented proprietary technology. However, trade secrets are difficult to protect. There can be no assurance that other companies will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the company's trade secrets, that such trade secrets will not be disclosed or that the company can effectively protect its rights to unpatented trade secrets. The company pursues a policy of having its employees and consultants execute non-disclosure agreements upon commencement of employment or consulting relationships with the company, which agreements provide that all confidential information developed or made known to the individual during the course of employment shall be kept confidential except in specified circumstances. There can be no assurance, however, that these agreements will provide meaningful protection for the company's trade secrets or other proprietary information.

REGULATIONS AND COMPETITION IN THE BROKERAGE INDUSTRY.

    In reference to securities brokerage services provided by Providential Securities, or its successor, compliance to any and all regulatory rules and regulations is absolutely mandatory. In addition, other broker-dealers may meet or undercut the company's fee structure or introduce services to prevent this company from attaining the market share to achieve the projected revenue targets. This company's ability to meet price competition may depend on its ability to operate at costs equal to, or lower than, its competitors or potential competitors. The success of this company will ultimately depend on management's ability to respond quickly and effectively to events and circumstances. There is a risk that competitors who undercut this company's fee structure or increase their service could adversely affect this company's ability to reach its financial projections. In addition, in a bearish market environment, investors and traders may be less inclined to actively participate in the market.

RISKS ASSOCIATED WITH CLEARING OPERATION.

    Since Providential Clearing will make loans to customers collateralized by these customers' securities, Providential Clearing will incur the risk of a market downturn or decline, which could reduce the value of the customers' underlying collateral securities below the customers' loan amount(s). Being aware of the downside, management has decided to monitor credit exposure to ensure that appropriate actions are taken in a timely manner. The main objective in all scenarios, is to mitigate and minimize Providential Clearing's exposure to these risks. By monitoring the adequacy of collateral from individual customers and correspondents, Providential Clearing further mitigates its exposure.

    Providential Clearing is subject to the margin rules established by the Board of Governors of the Federal Reserve System and the National Association of Securities Dealers, Inc. Acting as a clearing agent in the securities business requires both working capital and capital for regulatory requirements.

SUCCESS OF COMPANY DEPENDENT ON MANAGEMENT.

    The company's success is dependent upon the hiring of key administrative personnel. None of the company's officers, directors, and key employees have an employment agreement with the company; therefore, there can be no assurance that these personnel will remain employed by the company. Should any of these individuals cease to be affiliated with the company for any reason before qualified replacements could be found, there could be material adverse effects on the company's business and prospects; this could occur if Henry Fahman, the company's Chief Executive Officer, is forced to resign from the broker-dealer subsidiary, due to the currently pending investigation of the company by the National Association of Securities Dealers, Inc. In addition, management has no experience in managing companies in the same business as the company.

    In addition, all decisions with respect to the management of the company will be made exclusively by the officers and directors of the company. Investors will only have rights associated with minority ownership interest rights to make decision which effect the company. The success of the company, to a large extent, will depend on the quality of the directors and officers of the company. Accordingly, no person should invest in the shares unless he is willing to entrust all aspects of the management of the company to the officers and directors.

CONTROL OF THE COMPANY BY OFFICERS AND DIRECTORS.

    The company's officers and directors beneficially own approximately 61% of the outstanding shares of the company's common stock. As a result, such persons, acting together, have the ability to exercise significant influence over all matters requiring stockholder approval. Accordingly, it could be difficult for the investors hereunder to effectuate control over the affairs of the company. Therefore, it should be assumed that the officers, directors, and principal common shareholders who control the majority of voting rights will be able, by virtue of their stock holdings, to control the affairs and policies of the company.

LIMITATIONS ON LIABILITY, AND INDEMNIFICATION, OF DIRECTORS AND OFFICERS.

    The company's bylaws include provisions to the effect that the company may, to the maximum extent permitted from time to time under applicable law, indemnify any director, officer, or employee to the extent that such indemnification and advancement of expense is permitted under such law, as it may from time to time be in effect. In addition, the Nevada Revised Statutes provide for permissive indemnification of officers and directors and the company may provide indemnification under such provisions. Any limitation on the liability of any director, or indemnification of directors, officer, or employees, could result in substantial expenditures being made by the company in covering any liability of such persons or in indemnifying them. In addition, the provisions of a certain Purchase and Security Agreement executed in relation to the bridge note financing provide for indemnification of investors thereunder by the company; any such indemnification could also result in expenditures by the company.

POTENTIAL CONFLICTS OF INTEREST INVOLVING MANAGEMENT.

    Currently, the officers and directors of the company devote 100% of their time to the business of the company. However, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to the company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the board of directors to the company any proposed investments for its evaluation.

INFLUENCE OF OTHER EXTERNAL FACTORS ON PROSPECTS FOR COMPANY.

    The industry of the company in general is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures to be made by the company will result in a commercially profitable business. The marketability of its products will be affected by numerous factors beyond the control of the company. These factors include market fluctuations, and the general state of the economy (including the rate of inflation, and local economic conditions), which can affect companies' spending. Factors which leave less money in the hands of potential customers of the company will likely have an adverse effect on the company. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the company not receiving an adequate return on invested capital.

ABSENCE OF CASH DIVIDENDS

    The Board of Directors does not anticipate paying cash dividends on the shares for the foreseeable future and intends to retain any future earnings to finance the growth of the company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of the company, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

LIMITED PUBLIC MARKET FOR COMPANY'S SECURITIES.

    Prior to this offering, there has been only a limited public market for the shares of common stock being offered. There can be no assurance that an active trading market will develop or that purchasers of the shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the shares may be affected significantly by factors such as announcements by the company or its competitors, variations in the company's results of operations, and market conditions in the retail, electron commerce, and internet industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the shares offered may not be able to liquidate an investment in the shares readily, or at all.

NO ASSURANCE OF CONTINUED PUBLIC TRADING MARKET; RISK OF LOW PRICED SECURITIES.

    There has been only a limited public market for the common stock of the company. The common stock of the company is currently quoted on the Over the Counter Bulletin Board. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of the company's securities. In addition, the common stock is subject to the low-priced security or so called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the U.S. Securities and Exchange Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The regulations governing low-priced or penny stocks sometimes limit the ability of broker-dealers to sell the company's common stock and thus, ultimately, the ability of the investors to sell their securities in the secondary market.

EFFECTS OF FAILURE TO MAINTAIN MARKET MAKERS.

    If the company is unable to maintain a National Association of Securities Dealers, Inc. member broker/dealers as market makers, the liquidity of the common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market. There can be no assurance the company will be able to maintain such market makers.

OFFERING PRICE.

    The offering price of the shares will be determined in relation to the then current market price of the shares on the Over the Counter Bulletin Board. Because of market fluctuations, there can be no assurance that the shares will maintain market values commensurate with the offering price.

"SHELF" OFFERING.

    The shares are offered directly by the company on a delayed basis. No assurance can be given that any or all of the shares will be issued. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any of the shares. In addition, the officers and directors of the company, collectively, have limited experience in the offer and sale of securities on behalf of the company.

DILUTION COULD ADVERSELY AFFECT VALUE OF STOCK AND PERCENTAGE OF STOCK OWNED.

    The company has stock options outstanding, issued on July 10, 2000, that could result in the issuance of 14,000,000 shares of common stock between July 1, 2001 and December 31, 2002. To the extent such shares are issued, the percentage of common stock held by existing company common stockholders will be reduced. Under certain circumstances the exercise of any or all of the stock options might result in further dilution of the net tangible book value of the existing company stockholders' shares. For the life of the stock options, the holders thereof are given, at nominal cost, the opportunity to profit from a rise in the market price of the common stock, if any. The holders of the stock options may be expected to exercise them at a time when the company may, in all likelihood, be able to obtain needed capital on more favorable terms.

    In addition, there can be no assurance that sales of common stock under this offering, including the conversion of the bridge notes, will not result in dilution to existing company common shareholders. Also, any sales of stock in the future in any other offering (which sales may be made at the discretion of the company's board of directors) may also result in such dilution.

USE OF PROCEEDS NOT SPECIFIC.

    The proceeds of this offering have been allocated only generally. Proceeds from the offering have been allocated generally to legal and accounting, and working capital. Accordingly, investors will entrust their funds with management in whose judgment investors may depend, with only limited information about management's specific intentions with respect to a significant amount of the proceeds of this offering.

SHARES ELIGIBLE FOR FUTURE SALE

    All of the 14,989,822 shares of common stock that are currently held, directly or indirectly, by management have been issued in reliance on the private placement exemption under the securities act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon rule 144 under the Securities Act of 1933. In general, under rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of the company (as that term is defined under that rule) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by these shareholders were sold pursuant to rule 144 or a registered offering, the market price of the common stock could be adversely affected.

POTENTIAL STATUS AS A PSEUDO CALIFORNIA CORPORATION.

    Section 2115 of the California General Corporation Law subjects certain foreign corporations doing business in California to various substantive provisions of the California General Corporation Law in the event that the average of its property, payroll and sales is more than 50% in California and more than one-half of its outstanding voting securities are held of record by persons residing in the

State of California. Currently, the company does meet the criteria of
Section 2115, and will therefore be subject to these provisions.

    Some of the substantive provisions include laws relating to annual election of directors, removal of directors without cause, removal of directors by court proceedings, indemnification of officers and directors, directors standard of care and liability of directors for unlawful distributions. The aforesaid Section does not apply to any corporation which, among other things, has outstanding securities designated as qualified for trading as a national market security on NASDAQ if such corporation has at least eight hundred holders of its equity securities as of the record date of its most recent annual meeting of shareholders. It is currently anticipated that the company will be subject to
Section 2115 of the California General Corporation Law which, in addition to other areas of the law, will subject the company to Section 708 of the California General Corporation Law which mandates that shareholders have the right of cumulative voting at the election of directors (as opposed to Nevada law which does not require it).

                                USE OF PROCEEDS

    The amount of proceeds from this offering will depend on the offering price per share and the number of shares sold for cash. When the initial offering price is determined, this prospectus will be amended to so indicate so that the amount of proceeds from this offering can be estimated. The proceeds of the offering, less the expenses of the offering, will be used to provide working capital for the company. The following table sets forth the use of proceeds from this offering (the blank number will be completed upon the amendment of this prospectus with the initial offering price):

USE OF PROCEEDS                                          MAXIMUM OFFERING
---------------                                     --------------------------
                                                      AMOUNT        PERCENT
                                                    -----------   ------------
Transfer Agent Fee................................  $     1,000   less than 1%
Printing Costs....................................  $    10,000   less than 1%
Legal Fees........................................  $    25,000   less than 1%
Accounting Fees...................................  $     5,000   less than 1%
Working Capital...................................  $21,523,000      99.8%
                                                    ===========
  Total...........................................  $21,564,000

    Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

                        DETERMINATION OF OFFERING PRICE

    The cash-offering price of the shares will be determined, from time to time, based on the current market price of the shares on the Over the Counter Bulletin Board.

                              SELLING SHAREHOLDERS

COMMON STOCK OFFERING.

    Pursuant to the Corporate Combination Agreement between Providential Securities, Inc. and the company (formerly JR Consulting, Inc.) dated
January 14, 2000, whereby former common shareholders of Providential
Securities, Inc. are entitled to register twenty percent (20%) of their holdings when and if the company effects a registration of its common shares within one year of the Closing date of the merger between Providential Securities, Inc. and the company. The following shareholders under that stipulation are registering their shares for resale under this offering:

                                                                                               PERCENTAGE OF
                                                                                   SHARES        OWNERSHIP
                                                     SHARES      SHARES BEING   BENEFICIALLY    (FOR 1% OR
                                                  BENEFICIALLY    OFFERED BY       OWNED          GREATER
                          RELATIONSHIP TO THE     OWNED PRIOR      SELLING         AFTER         OWNERSHIP
SELLING SHAREHOLDERS            COMPANY           TO OFFERING    SHAREHOLDER      OFFERING         ONLY)
--------------------     ----------------------   ------------   ------------   ------------   -------------
Khai Q. Nguyen.........                                 8,525          1,705          6,820        *
Hanh Tran, M.D.........                                51,151         10,230         40,920        *
Jonathan Le............                                 4,263            852          3,410        *
Kieu's Children
  Trust................                                28,417          5,683         22,733        *
Huan Q.V. Vu...........                                 9,471          1,894          7,577        *
Hau Duc Vuong..........                                 9,471          1,894          7,577        *
Cau Xuan Pham, M.D.....                                 2,842            568          2,274        *
Quan Nguyen, M.D.......                                 5,683          1,136          4,547        *
Henry D. Fahman........  Chairman                   5,853,246      1,170,649      4,682,597       17.1  %
Nhi T. Le..............  Director                   5,571,541      1,114,308      4,457,233       16.3  %
Hung H. Nguyen.........  Former Employee            2,368,097        473,619      1,894,478        6.9  %
Theodore D. Fahman.....  Current Employee           1,195,889        239,178        956,711        3.5  %
Timothy D. Fahman......  Current Employee           1,195,889        239,178        956,711        3.5  %
Tina T. Phan...........  Secretary                  1,195,889        239,178        956,711        3.5  %
Myan T. Doan...........                             1,195,889        239,178        956,711        3.5  %
Don & Janine Tran......                               118,404         23,681         94,723        *
Synaca, Ltd............                             1,184,049        236,810        947,239        3.47 %
Dietrich &
  Associates...........  Former Outside Counsel       189,448         37,889        151,559        *
U.S. Automotive........                                35,521          7,104         28,417        *
Ammar Kubba............                                23,681          4,736         18,975        *
Toni Gales.............                                23,681          4,736         18,975        *
Total..................                                            4,054,206     16,216,898

------------------------

*   Represents less than 1% ownership

                              PLAN OF DISTRIBUTION

BRIDGE NOTE FINANCING.

    The company has entered into a contract for the sale of convertible promissory notes in order to raise capital for the company's operations and acquisition of certain corporate opportunities, $1,750,000 of which $1,350,000 was sold on March 28, 2000 and $400,000 sold on April 21, 2000, as follows:

                                                        AMOUNT OF NOTES PURCHASED
NAME OF NOTE HOLDER                                      ELIGIBLE FOR CONVERSION
-------------------                                     -------------------------
SovCap Equity Partners, Ltd...........................         $1,150,000
EIG Capital Investments, Ltd..........................         $  500,000
Arab Commerce Bank Ltd................................         $  100,000

    These notes are essentially demand notes that have a six-month term and bear interest at 8% annually, unless the notes are in default, in which instance the interest rate will increase to 12% annually. Further, the notes bear a redemption premium, based upon the date of redemption equal to: 5% if within the first 60 days; 10% if within the second 60 days; 15% if within the third
60 day-period, and 20% if redeemed after 181 days. After the 180th day, only the holders can elect to convert--no right of the company to force conversion after that time. On the second anniversary, any remaining notes will automatically convert into common stock (if a registration statement is in effect). Upon conversion, in addition to the principal amount plus interest, the company would also owe a 20% per annum rate of return on the redemption amount. Under the Purchase and Security Agreement associated with the bridge financing, notwithstanding any rights of conversion or exercise contained in the bridge notes, the repricing warrants or purchaser warrants, the holder agrees not to convert or exercise any bridge notes, repricing warrants or purchaser warrants in excess of that number which, upon giving effect to such conversion or exercise, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the common stock following such conversion.

    The notes may be paid by tender of common stock of the company, with the conversion rate for the issuance of the common stock equal to the "closing price" on the date of the initial purchase of the notes, which is the average of the closing bid price for the five previous trading days. Repricing warrants have also been issued in contemporaneous amounts, such that any decrease in the trading price of the stock will entitle the note holders to reset the exercise price to a lower price than that which existed on the closing date. The note purchasers are also entitled to a separate set of warrants, equal to 20% of the total purchase amounts of the notes acquired, allowing for an exercise price of 110% of the closing price and having a 5-year term.

    In accepting subscriptions for these convertible notes, the company has agreed to file a registration statement with respect to the company's common stock issuable upon conversion of the notes and any exercise of the warrants, with the initial filing to occur within 60 days of the "first closing", which occurred on March 28, 2000. A 2% per month penalty will accrue if the registration statement is not declared effective on or prior to the 181st day following the first closing. The holders have the right to require repayment in cash if no registration statement is in effect on the 181st day. Since this registration statement was not filed within the first 60 days of the first closing, nor has it been declared effective within 181 days after the first closing, the note holders have the right to the 2% penalty and repayment in cash.

    Under the Purchase and Security Agreement, each purchaser agrees not to purchase, sell, make any short sale of, pledge, grant any option for the purchase or sale of or otherwise trade any of the company's common stock prior to the conversion of the bridge notes (other than a purchase of common stock from the company pursuant to the exercise of the repricing warrant), without the prior written consent of the company.

    Under the Purchase and Security Agreement, the company has agreed to certain affirmative and negative covenants, including:

    - Right of inspection of books and records of the company by the investor.

    - Agreement by the company to indemnify each investor and each officer, director, employee, and agent thereof from and against any and all actions, suits, claims, as so forth in connection with the transaction.

    - Prohibition against the company in assuming or incurring, or at any time becoming liable for, any debt (as defined under the agreement), except the bridge notes, debt outstanding on the date of the agreement to the extent reflected on the most recent balance sheet of the company or incurred in the ordinary course of business thereafter, and purchase money security interests not to exceed $250,000 per year.

    - Prohibition against the company in purchasing or acquiring or investing in, or agreeing to purchase or acquire or invest in the business, property, or assets of, or any securities of, any other company or business; however, the company may invest its excess cash (as defined in the agreement) in certain investments.

    - Prohibition against the company in selling or transferring any of its properties to anyone with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred; however, the company may continue and extend its existing leasing arrangements and may lease fixtures, equipment, and real estate in the ordinary course of business of the company.

    - Prohibition against the company in selling, transferring, or disposing of any property except for sales of obsolete equipment having a book value at the time of sale of not more than $100,000 in the aggregate in any fiscal year.

    - Prohibition against the company, without the written consent of the investors, organizing, or transferring any assets to, any subsidiary, provided that if consent of the investors is obtained and any subsidiaries are organized, or assets transferred, the company will not permit such subsidiaries to enter into any transaction or agreement which would violate any of the provisions described here if such provisions are applicable to such subsidiary.

    - Prohibition against the company causing or effecting any change in or addition to the primary business of the company that has not been approved by the investor, such that more than 10% of the consolidated net revenues of the company are derived from a business other than the business in which the company was engaged on the date of the agreement as reflected in the most recent applicable Securities and Exchange Commission document filed prior to the closing.

    Henry Fahman, Chief Executive Officer of the company, has personally guaranteed the bridge notes by signing a Guaranty Agreement. In addition, Mr. Fahman has personally pledged his common stock of the company to secure the repayment of these notes.

    The placement agent for these notes was Sovereign Capital Advisors, LLC ("Sovereign") which received a cash fee of $227,500 and a 3% warrants to purchase an aggregate of 87,500 share of common stock of the company. The exercise price on these warrants was 110% of the market price of the company's common stock on the date on which a note or series of notes was placed. As part of the placement agreement between Sovereign and the company, Sovereign has the right of first refusal to act as placement agent for any future private financings of the company, whether of equity securities, convertible debt securities or securities or instruments convertible into or exchangeable for debt or equity securities of the company or similar transactions for a period of one year following the final closing of the offering.

REGISTRATION UNDER THIS OFFERING.

    Shares of common stock of the company will be sold on a delayed basis under a shelf registration under Rule 415 under the Securities Act of 1933. A total of 60,000,000 shares of common stock are to be registered, as follows (maximum amounts):

    - 4,054,206 shares for selling shareholders.

    - 15,000,000 shares to cover the conversion of the bridge notes (including repricing warrants).

    - 350,000 shares to cover the exercise of warrants issued in connection with the bridge financing.

    - 40,595,794 shares for the following purposes:

       a.  sales to the public for cash.

       b. possible future acquisitions by the company of other companies and/or assets.

       c.  consulting services for the company.

    The cash sale price of the shares will be modified, from time to time, by amendment to this prospectus, in accordance with changes in the market price of the company's common stock.

    There can be no assurance that all of these shares will be issued or that any of them will be sold for cash. The gross proceeds to the company will depend on the amount actually sold for cash and the sales price per share. No commissions or other fees will be paid, directly or indirectly, by the company, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. These securities are offered by the company subject to prior approval of certain legal matters by counsel.

SELLING SHAREHOLDERS.

(A) MANNER OF SALES; BROKER-DEALER COMPENSATION.

    The selling shareholders, or any successors in interest to the selling shareholders, may sell their shares of common stock in one or more of the following methods:

    - ordinary brokers' transactions;

    - transactions involving cross or block trades or otherwise on the Bulletin Board;

    - purchases by brokers, dealers or underwriters as principal and resale by these purchasers for their own accounts pursuant to this prospectus;

    - "at the market" to or through market makers or into an existing market for the company's common stock;

    - in other ways not involving market makers or established trading markets, including direct sales to purchases or sales effected through agents;

    - through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise);

    - in privately negotiated transactions;

    - to cover short sales; or

    - any combination of the foregoing.

    The selling shareholders also may sell their shares in reliance upon Rule 144 under the Securities Act at such times as they are eligible to do so. The company has been advised by the selling shareholders that they have not made any arrangements for the distribution of the shares of common stock. Brokers, dealers or underwriters who effect sales for the selling shareholders may arrange for other brokers, dealers or underwriters to participate. Brokers, dealers or underwriters engaged by the selling shareholders will receive commissions or discounts from the selling shareholders in amounts to be negotiated prior to the sale. These brokers, dealers or underwriters may act as agent or as principals.

    From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock being offered for sale, and the pledgees, secured parties or persons to whom these securities have been pledged shall, upon foreclosure in the event of default, be considered a selling shareholder hereunder. In addition, a selling shareholders may, from time to time, sell short their common stock. In these instances, this prospectus may be delivered in connection with these short sales and the shares of the common stock may be used to cover these short sales.

    From time to time one or more of the selling shareholders may transfer, pledge, donate or assign shares of their common stock to lenders or others and each of these persons will be considered a selling shareholder for purposes of this prospectus. The number of shares of the company's common stock beneficially owned by those selling shareholders who so transfer, pledge, donate or assign shares of their common stock will decrease as and when they take these actions. The plan of distribution for the company's common stock by the selling shareholders set forth herein will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be considered selling shareholders hereunder.

    Subject to the limitations discussed above, a selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the company's common stock in the course of hedging the positions they assume with these selling shareholders, including in connection with distributions of the common stock by these broker-dealers. A selling shareholder may also enter into option or other transactions with broker-dealers that involve the delivery of the company's common stock to the broker-dealers, who may then resell or otherwise transfer these shares. A selling shareholder also may loan or pledge the company's common stock to a broker-dealer, and the broker-dealer may sell the common stock so loaned or upon a default may sell or otherwise transfer the pledged common stock.

(B) FILING OF A POST-EFFECTIVE AMENDMENT IN CERTAIN INSTANCES.

    If any selling shareholders notifies the company that he, she, or it has entered into a material arrangement (other than a customary brokerage account agreement) with a broker or dealer for the sale of shares of common stock under this prospectus through a block trade, purchase by a broker or dealer or similar transaction, the company will file a post-effective amendment to the registration statement for this offering. The post-effective amendment will disclose:

    1.  The name of each broker-dealer involved in the transaction.

    2.  The number of shares of common stock involved.

    3.  The price at which those shares of common stock were sold.

    4. The commissions paid or discounts or concessions allowed to the broker-dealer(s).

    5. If applicable, that these broker-dealer(s) did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus, as supplemented.

    6.  Any other facts material to the transaction.

(C) CERTAIN PERSONS MAY BE DEEMED TO BE UNDERWRITERS.

    The selling shareholders and any broker-dealers who execute sales for them may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, because of the number of shares of common stock to be sold or resold by these persons or entities or the manner of sale of these shares, or both. If a selling shareholder or any broker-dealer or other holders were determined to be underwriters, any discounts, concessions or commissions received by them or by brokers or dealers acting on their behalf, then any profits received by them on the resale of their shares of common stock might be deemed to be underwriting discounts and commissions under the Securities Act.

(D) REGULATION M.

    The company has informed the selling shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale the company's common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of the company's common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the common stock or any right to purchase such stock, for a period of one business day before and after completion of its participation in the distribution.

    During any distribution period, Regulation M prohibits the selling shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or from purchasing the company's common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling shareholders will be reoffering and reselling the company's common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to this stock.

OPPORTUNITY TO MAKE INQUIRIES.

    The company will make available to each offeree, prior to any sale of the shares, the opportunity to ask questions and receive answers from the company concerning any aspect of the investment and to obtain any additional information contained in this prospectus, to the extent that the company possesses such information or can acquire it without unreasonable effort or expense.

EXECUTION OF DOCUMENTS.

    Each person desiring to be issued shares must complete, execute, acknowledge, and delivered to the company certain documents. By executing these documents, the subscriber is agreeing that such subscriber will be, a shareholder in the company and will be otherwise bound by the articles of incorporation and the bylaws of the company.

                               LEGAL PROCEEDINGS

    Other than as set forth below, the company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the company has been threatened.

SEC INJUNCTION.

    In April 1997, the company consented to the entry against it of a permanent injunction obtained by the Securities and Exchange Commission for the company's failure to file reports on a timely basis. Up to April 1997, the company had not timely filed with the SEC the annual report on Form 10-KSB for the year ended June 30, 1996, the interim reports on Form 10-QSB for the quarters ended

September 30, and December 31, 1996. The company has since filed each of the reports mentioned in the civil action.

    Subsequent to the consent of the injunction, the company failed to file timely the annual reports on Form 10-KSB for the years ended June 30, 1997, June 30, 1998, and June 30, 1999; and interim reports on Form 10-QSB for the quarters ended March 31, 1997, September 30, 1997, December 31, 1997,
September 30, 1998, December 31, 1998, March 31, 1999, September 30, 1999,
December 31, 1999, and March 31, 2000. Management believes that its violation of the SEC injunction will not have a material adverse effect on the financial position of the company. The company has taken certain corrective actions to ensure that it files these reports on a timely basis in the future.

NASD INVESTIGATION.

    After the completion of a recent routine audit of Providential
Securities, Inc. ("Providential Securities"), the National Association of Securities Dealers, Inc. alleged that this company violated certain provisions of the NASD's Conduct Rules and rules of the Securities and Exchange Commission, as follows:

    - That in connection with a private placement, Providential Securities, acting through Henry Fahman, made a number of misrepresentations or omissions in soliciting investments from public customers through its private placement memorandum. By making such misrepresentations, Providential and Henry Fahman violated SEC Rule 10b-5 and Conduct Rule 2120.

    - That Providential's use of the private placement funds for the company's own operational purposes (other than those represented in the private placement memorandum) amounted to conversion or improper use of those funds thus violating the Conduct Rules 2110 and 2330.

    - That Providential, acting through Henry Fahman, violated SEC Rule 15c2-4, SEC Rule 10b-9, and Conduct Rule 2110 00 (a) by not utilizing an escrow account for the investment funds received, (b) by not retaining the private placement funds until the minimum requirement was met, and (c) by not refunding these funds to the customers when the minimum was not met, or not met in a timely manner.

    - That by receiving and controlling funds from public customers in connection with the private placement, Providential became obligated to comply with the full provisions of SEC Rule 15c3-3 (during the period of January through at least March, 1999, Providential, through Henry Fahman, and Providential's financial and operations principal, Theodore Fahman, failed to compute the reserve requirements, and set aside appropriate reserves for customer protection.

    - That Providential, acting through Henry Fahman, in violation of Conduct Rule 3010(a) and Membership and Registration Rule 1018, has been operating three non-registered supervisory jurisdiction branch offices, and that while Providential's membership agreement limits the firm's branch activities to two branches, there are at least nine branch operations, thereby violating Conduct Rule 2110 and Membership and Registration
      Rule 1014.

    - That both Providential and Henry Fahman have also violated Membership and Registration Rule 1030 for failing to enforce Membership and Registration Rule 1031(a) by allowing four individuals with deficiency in registration process to conduct a securities business during much of 1998 and 1999.

    - That Providential and Henry Fahman failed to comply with Membership and Registration Rule 1030 by failing to enforce Rule 1032(f) by allowing five individuals to act in the capacity of equity trader with deficiency in registration process as Limited Representative-Equity Traders.

    - That Providential and Henry Fahman also violated Membership and Registration Rule 1120 and Conduct Rule 2110 by permitting a broker to conduct business and earn commissions, while his status was "inactive" as a result of his failing to complete his continuing education requirements.

    A proposed settlement of this action, not yet approved by the NASD, would result in the following actions:

    - Providential shall be censured, fined $115,000.00 and shall offer rescission to those public customers who participated in the Providential Private Placement. Providential shall provide proof in form satisfactory to NASDR District 2 staff of its offer of rescission to the customers who participated in the Providential Private Placement.

    - A potential ban from employment in the securities industry for Henry
      Fahman.

    The company is awaiting a response from the NASD with regard to this proposed settlement.

PENDING ARBITRATIONS.

    The following arbitration matters are either pending or in the preliminary stages against Providential Securities (the company intends to defend each of the matters vigorously and may enter into a settlement where appropriate based on the specific allegations involved and the potential cost to defend the matter):

(A) TRUONG VS. PROVIDENTIAL SECURITIES, INC.

    Claimant alleges that a company called Choice Investments day traded his account through Providential's Oregon office. Claimant alleges that an unauthorized sell order was made. It appears that Choice Investments is primarily liable for this claim.

    Damages of $50,000 are sought.

(B) CLARK VS. PROVIDENTIAL SECURITIES, INC.

    Claimant took Providential Securities day trading class, and thereafter commenced day trading with funds of $25,000. One particular investment decreased in value, and the claimant decided to hold onto the stock rather than stop her losses. At this point, claimant sought employment from Providential Securities and was turned down. She sought a loan of "seed money" and was informed such loan was illegal. Eventually, the stock she was holding increased in value. When claimant eventually closed her account her balance was $43,000.

    Claimant nevertheless filed for arbitration claiming that the day trading class was taught by an unqualified person, that Providential Securities management took the computer mouse out of her hand and executed trades for her, and that Providential Securities management was front loading their own personal accounts at the expense of their day traders. She claims that the company changed clearing firms without informing her. Claimant also makes several other claims of misrepresentation by Providential Securities.

    There is no specific claim for damages.

(C) MAVERICK VS. PROVIDENTIAL SECURITIES, INC.

    Claimants allege that they are novice, inexperienced investors who took Providential Securities' day trading course, began day trading and lost money. They alleged misrepresentation and excessive commissions. Evidence uncovered in discovery indicates that the claimants are in reality savy, sophisticated investors who trade several million dollar plus accounts. The company is seeking a new outside defense counsel to replace Keesal, Young & Logan.

    Compensatory damages of $500,000 are sought, plus punitive damages.

(D) TAM VS. PROVIDENTIAL SECURITIES, INC.

    Claimant has 14 specific incidents of claim involving improper margin calls, temporary computer system glitches, inability to promptly execute trades, lost orders, etc.

    Damages of $150,000 are sought.

(E) TRAN VS. PROVIDENTIAL SECURITIES, INC. AND TAE GOO MOON

    This matter involves a complex factual situation that stems from the actions of Mr. Huan Van Cao, who had trading authority for Mr. Tran's day trading account. Mr. Cao is not a licensed broker/dealer. Mr. Moon believed that he was a registered agent of Go Trading, when in-fact the registration had never been filed with NASD. Mr. Moon was a registered broker of Providential Securities, although he also did business with Go Trading. Mr. Moon had a business relationship with claimant Tran and respondent Cao through Go Trading, outside of the parameters of his relationship with Providential Securities and prior to the time that Providential Securities inherited the account. Subsequently, Go Trading went out of business.

    Mr. Moon has his own counsel who is working together with counsel for Providential Securities to share the cost of outside profit and loss expert brought in to analyze the claims.

    Damages of $274,000 are sought.

(F) VUONG VS. PROVIDENTIAL SECURITIES, INC.

    This matter is in pre-arbitration stage. Claimant alleges unauthorized sales in his account. The company takes the position that claimant failed to promptly cover a margin call, thus several of his stocks were sold to cover the margin call. Claimant is threatening NASD arbitration.

    Damages are not clearly stated and consist primarily of claims for loss profit, resulting from his inability to reap market upswings while his money was tied up.

(G) HURL VS. PROVIDENTIAL SECURITIES, INC.

    Claimant traded on margin through Choice Investments at Providential Securities' Portland, Oregon office. Claimant alleges that his sell order of 1,000 shares of Excite.com placed on the day after he bought the stock never occurred. Upon discovery that the sell did not occur, he placed a second sell order to occur six days after the buy. The company alleges the first sell order did occur just as claimant ordered.

    Damages of $25,000 are sought, consisting of $11,500 in compensatory damages and $13,500 in punitive damages.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

    The names, ages, and respective positions of the directors, officers, and key employees of the company are set forth below. The directors named below will serve until the next annual meeting of the company's shareholders or until their successors are duly elected and have qualified. Directors will be elected for a one-year term at the annual shareholders' meeting. Officers will hold their positions at the will of the board of directors, absent any employment agreement, of which none currently exist or are contemplated. There are no arrangements, agreements, or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the company's affairs.

DIRECTORS AND OFFICERS.

HENRY D. FAHMAN, CHIEF EXECUTIVE OFFICER/CHAIRMAN OF THE BOARD.

    As co-founder, Chairman and CEO of the company, Mr. Fahman, age 47, has overseen management of Providential Securities since its inception in 1992. He has managed all aspects of growth and strategic implementation. Holding principal licenses in general securities, options, municipal securities, commodities futures and life insurance, Mr. Fahman has an extensive background in the field of finance and investment management. Prior to founding the company, he served as a Resettlement Coordinator for the United Nations High Commissioner for Refugees and worked for several securities brokerage firms including A.G. Edwards & Sons and The Investment Center. Mr. Fahman attended the University of Saigon College of Law and later received a B.S., magna cum laude, in business administration, with emphases in finance and economic analysis and policy from the University of California at Berkeley in 1987. He also attended Executive Education at Harvard Business School. Currently he serves as a Member of the Board of Trustees of Union College of California.

TINA T. PHAN, SECRETARY/VICE PRESIDENT OF OPERATIONS, PROVIDENTIAL
  SECURITIES/DIRECTOR.

    As vice president of operations of the company, Ms. Phan, age 33, is responsible for overseeing Providential Securities' daily operations since 1995. Holding principal licenses in general securities, options, and finance and operations, Mrs. Phan has a B.S. in business administration and management information systems from Cal State University in Los Angeles. Previous to joining Providential Securities' management team, Mrs. Phan was employed by the World Relief Corporation.

DAVID BANERJEE, CHIEF FINANCIAL OFFICER

    Mr. Banerjee, age 46, has been Chief Financial Officer of Providential Holdings, Inc. since September 2000. Mr. Banerjee has been President and Chief Executive Officer of RND Resources of Encino, California, a leading accounting and compliance consulting firm for banks and financial services firms dealing with the Federal Reserve, Securities and Exchange Commission, National Association of Securities Dealers, Department of Insurance, National Futures Association and various State and Foreign Governmental regulators. RND provides accounting, back office, registration, and compliance services to over 300 broker/dealer firms. From 1986 to 1989 Mr. Banerjee was Senior Vice President at Liberty Financial Services, responsible for the fiscal and compliance health of this diversified asset management company with over $47 billion under management. Its subsidiaries include Stein Roe and Farham, Keyport Life Insurance, the Colonial Group and Liberty Asset Management. From 1982 to 1986 he was Senior Vice President of First Interstate Bank, responsible for the primary dealer arm including government and agency securities, federal funds desk, commercial paper, municipal dealer desk, mortgage banking and the futures commission merchant subsidiary for all derivative transaction. First Interstate was one of two primary government dealers on the West Coast. From 1980 to 1982 he was Senior Bank Consultant for Computer Associates, responsible for the development of application based solutions (IBM OS/VSI, CMS and CICS) utilizing assembler, Fortran and COBOL languages for International Banks and securities firms such as World Bank, IBRD, Bank of Boston, BONY, Irving Trust, Chemical Bank, J.P. Morgan, Salomon Brothers and was responsible for the first commercial asset liability management software for banks. He is a graduate of the Indian Institute Technology with a Bachelor of Science in Engineering, of Calcutta University with a Master's in Business Administration, of the American Graduate School of International Management with a Master's in International Management and has a Graduateship in Operations Research. He is a Certified Public Accountant (CPA) and holds NASD Licenses 24, 27, 7, 63; Insurance Broker; and is also Chairman of the California Committee For The Securities Industry (CPA Society). RND is expected to assist S & S and any other newly acquired firms with ongoing compliance and accounting needs.

TIMOTHY D. FAHMAN, VICE PRESIDENT OF MARKETING

    Mr. Fahman, age 32, is responsible for designing and implementing marketing programs for the company's subsidiaries to reach their respective target markets. Mr. Fahman previously worked as a District Manager with Curtis Circulations Company, a national magazine distributor that represents such titles as Newsweek, US News and World Report, Consumer Report and Business Week from 1991 to 1996. He holds a B.S. in business administration, finance and marketing from the University of California at Berkeley.

NHI T. LE, CORPORATE STRATEGIST/DIRECTOR.

    Mr. Le, age 44, has been extensively involved in international finance and investments in Asia and Europe since 1989. Prior to co-founding Providential Securities, Mr. Le's U.S.-based experience included working at the Bank of America and at Arthur Andersen. In Asia, he worked at Credit Lyonnais Securities in Hong Kong, and served as the Country Head for Deutsche Morgan Grenfell (Deutsche Bank Group) in Vietnam. Mr. Le holds a M.S. in management and information systems from the University of Denver, as well as a B.S. in business administration and marketing from Indiana University.

KEY EMPLOYEE(S).

TAI PHAM
  PROVIDENTIAL TECHNOLOGY, INC., CEO

    Mr. Pham, age 39, is the co-founder and CEO of Providential Technology. He is the founder of Paragon Solutions, Inc. for which he served from its inception in 1995 until April 2000 as its Chief Executive Officer. Paragon Solutions is a global IT service provider with over 250 employees worldwide; the majority of the technical resources are in Vietnam and India. Paragon also developed two state-of-the-art software development centers in Vietnam and India. Mr. Pham's background in management, technical and business operations spans sixteen years in the telecommunications and IT industries, encompassing wireline and wireless communications system and network design, computer networking, marketing, strategic planning and business system solutions consultation. During his tenure at AT&T Bell Labs from 1984 to 1992, Mr. Pham held positions as software engineer, project leader, project manager, system architect and system engineer on several major corporate projects. Between 1992 and 1994, Mr. Pham also started a small system integration company to provide complete hardware and software solutions for small and medium businesses.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of shares of the company's common stock as of September 27, 2000 (27,322,869 issued and outstanding) by (i) all shareholders known to the company to be beneficial owners of more than 5% of the outstanding common stock; and
(ii) all directors and executive officers of the company, and as a group:

                                        NAME AND ADDRESS OF         AMOUNT OF BENEFICIAL   PERCENT OF
TITLE OF CLASS                          BENEFICIAL OWNER(1)             OWNERSHIP(2)         CLASS
--------------                    --------------------------------  --------------------   ----------
Common Stock....................  Henry D. Fahman,                        5,853,246(3)        21.40%
                                  8700 Warner Ave.,
                                  Fountain Valley, California
                                  92708
Common Stock....................  Nhi T. Le,                              5,571,541           20.39%
                                  8700 Warner Ave.,
                                  Fountain Valley, California
                                  92708
Common Stock....................  Hung H. Nguyen,                         2,368,097            8.67%
                                  8700 Warner Ave.,
                                  Fountain Valley, California
                                  92708
Common Stock....................  Theodore D. Fahman,                     1,195,889            4.38%
                                  8700 Warner Ave.,
                                  Fountain Valley, California
                                  92708
Common Stock....................  Timothy D. Fahman                       1,195,889            4.38%
                                  8700 Warner Ave.,
                                  Fountain Valley, California
                                  92708
Common Stock....................  Tina T. Phan(4)                         1,195,889            4.38%
                                  8700 Warner Ave.,
                                  Fountain Valley, California
                                  92708
Common Stock....................  Shares of all directors and            17,380,551           63.55%
                                  executive officers as a group
                                  (5 persons)

------------------------

(1) Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

(2) Certain of these shares have been pledged to secure certain obligations of the company.

(3) Included within this total is 25,000 shares of convertible preferred shares of Providential Securities, Inc. which may be converted at any time prior to January 14, 2002 under the terms of a convertible promissory note issued by the company.

(4) Tina Phan is the wife of Henry Fahman.

                           DESCRIPTION OF SECURITIES

GENERAL DESCRIPTION.

    The securities being offered are shares of common stock. The company's Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.04. The holders of the shares:

    (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company;

    (b) are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company; and

    (c) are entitled to one cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

    These securities do not have any of the following rights:

    (c) special voting rights;

    (d) preference as to dividends or interest;

    (e) preemptive rights to purchase in new issues of shares;

    (f) preference upon liquidation; or

    (g) any other special rights or preferences.

In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. As of September 27, 2000, the company had 27,322,869 shares of common stock issued and outstanding.

CONVERTIBLE PREFERRED SHARES.

    In December 1998, Providential Securities sold it preferred stock at the price of $5.00 per share to a total of 22 individuals and firms. This offering resulted in the sale of a total of 103,000 shares for a total consideration of $515,000. Under the terms of the Corporate Combination Agreement between the company and Providential Securities, all of the holders of the preferred stock are entitled to either convert their shares into shares of common stock of the company on the basis of one share of common stock for each share of preferred stock, or be issued a convertible promissory note from the company, in the amount of their original investment in the issued preferred stock, with a right to convert the note into shares of common stock at the conversion price of $5.00 per share within two years from the date of closing of the purchase and sale of the preferred stock. The shareholders have elected to exchange their shares of preferred stock for such convertible promissory notes and the company has issued a convertible promissory note in favor of each of these shareholders, as follows:

                                                           SHARES
                                                        BENEFICIALLY   SUBSCRIPTION
PREFERRED SHAREHOLDERS                                     OWNED          AMOUNT
----------------------                                  ------------   ------------
Glass Family Trust....................................     10,000        $ 50,000
Charles Vinton........................................     20,000        $100,000
John Dukes............................................      2,000        $ 10,000
Rosalie Ramos.........................................      3,000        $ 15,000
Dana Tribula..........................................      4,000        $ 20,000
Marie de Klerk........................................      2,000        $ 10,000
Robert Quinn..........................................      2,000        $ 10,000
Amy Dukes.............................................      2,000        $ 10,000
Linda Doyle...........................................      2,000        $ 10,000
Elite Investments.....................................      2,000        $ 10,000
Harold & Linda Rose...................................      2,000        $ 10,000
Stephen Graef.........................................      2,000        $ 10,000
James Barringer.......................................      2,000        $ 10,000
Monty Dickinson.......................................      2,000        $ 10,000
Ronald Raes...........................................      5,000        $ 25,000
David Tribula.........................................      4,000        $ 20,000
Gregory Sutherland....................................      2,000        $ 10,000
James Fishenden.......................................      2,000        $ 10,000
Hilaro & Rosalie Ramos................................      4,000        $ 20,000
Maura O'Neil..........................................      2,000        $ 10,000
Marie Vincent Llamzon.................................      2,000        $ 10,000
Henry Fahman..........................................     25,000        $125,000
                                                          -------        --------
    Total.............................................    103,000        $515,000
                                                          =======        ========

CUMULATIVE VOTING.

    Although the company is incorporated in nevada, which does not require cumulative voting, the company is required under california law to provide such voting based on its status as a pseudo california corporation. Therefore, the holders of shares of common stock of the company do have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, cannot elect all of the directors to be elected, if the minority shareholders so choose. In such event, the holders of the remaining shares will be able to elect at least one of the company's directors.

DIVIDENDS.

    The company does not currently intend to pay cash dividends. The company's proposed dividend policy is to make distributions of its revenues to its shareholders when the company's board of directors deems such distributions appropriate. Because the company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the company.

    A distribution of revenues will be made only when, in the judgment of the company's board of directors, it is in the best interest of the company's shareholders to do so. The board of directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

POSSIBLE ANTI-TAKEOVER EFFECTS OF AUTHORIZED BUT UNISSUED STOCK.

    The company's current authorized but unissued capital stock consists of 72,677,140 shares of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the board of directors to make it more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the company's management. If, in the due exercise of its fiduciary obligations, for example, the board of directors were to determine that a takeover proposal was not in the company's best interests, such shares could be issued by the board of directors without shareholders approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent shareholders or shareholders group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover.

TRANSFER AGENT.

    The company has engaged the services of Jersey Transfer & Trust Co., 201 Bloomfield Avenue, Verona, New Jersey 07044, to act as transfer agent and registrar.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

    No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION.

(A) BYLAWS.

    The company's articles of incorporation do not have provisions dealing with indemnification. The bylaws of the company provide the following with respect to indemnification:

    Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the company or is or was serving at the request of the company or for its benefit as a director or officer of another company, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general company law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the company. Such right of indemnification is a contract right which may be enforced in any manner desired by such person. Such right of indemnification is not exclusive of any other right which such directors, officers or representatives may have.

    The board of directors may cause the company to purchase and maintain insurance on behalf of any director or officer of the company, or any person who is or was serving at the request of the company as a director or officer of another company, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the company would have the power to indemnify such person.

    The board of directors may from time to time adopt further bylaws with respect to indemnification and may amend its current bylaws to provide at all times the fullest indemnification permitted by the general corporation law of the State of Nevada.

    As the company is incorporated in the State of Nevada, the provisions of the Nevada Revised Statutes with regard to indemnification apply to the company. However, the indemnification provisions under the California Corporations Code apply to any action which arises in California since the company is considered to be a pseudo California corporation under Section 2115 of this Code. Both sets of statutes are presented below:

(B) NEVADA REVISED STATUTES.

    NRS 78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS.

    (1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his or her conduct was unlawful.

    (2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals the reform, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

    (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 above, or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense.

    NRS 78.751 AUTHORIZATION REQUIRED FOR DISCRETIONARY INDEMNIFICATION; ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

    (1) Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

    (i) By the shareholders;

    (ii) By majority vote of the board of directors a quorum consisting of directors who were not parties to the action, suit or proceeding;

   (iii) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

    (iv) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

    (2) The Articles of Incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the corporation. These above provisions do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

    (3) The indemnification and advancement of expenses authorized in NRS
78.7502 or ordered by a court pursuant to this section:

    (i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to or for the advancement of expenses made pursuant to subsection 2 above, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

    (ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

    NRS 78.752 INSURANCE AND OTHER FINANCIAL ARRANGEMENTS AGAINST LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

    (1) A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

    (2) The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

    (i) The creation of a trust fund.

    (ii) The establishment of a program of self-insurance.

   (iii) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

    (iv) The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

    (3) Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

    (4) In the absence of fraud:

    (i) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

    (ii) The insurance or other financial arrangement:

       (A) Is not void or voidable; and

        (B) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

    (5) A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.

(C) CALIFORNIA CORPORATIONS CODE, SECTION 317.

    (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

    (c) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

    No indemnification shall be made under this subdivision for any of the following:

    (1) In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

    (2) Of amounts paid in settling or otherwise disposing of a pending action without court approval.

    (3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

    (d) To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in subdivision (b) or (c) or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

    (e) Except as provided in subdivision (d), any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivision (b) or (c), by any of the following:

    (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding.

    (2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion.

    (3) Approval of the shareholders (Section 153), with the shares owned by the person to be indemnified not being entitled to vote thereon.

    (4) The court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

    (f) Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section. The provisions of subdivision (a) of Section 315 do not apply to advances made pursuant to this subdivision.

    (g) The indemnification authorized by this section shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to paragraph (11) of subdivision (a) of Section 204. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. An article provision authorizing indemnification "in excess of that otherwise permitted by
Section 317" or "to the fullest extent permissible under California law" or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, paragraph (11) of subdivision (a) of Section 204 and a provision for additional indemnification as referred to in the second sentence of this subdivision. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

    (h) No indemnification or advance shall be made under this section, except as provided in subdivision (d) or paragraph (4) of subdivision (e), in any circumstance where it appears:

    (1) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

    (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

    (i) A corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under this section. The fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied:

        (1) if the articles authorize indemnification in excess of that authorized in this section and the insurance provided by this subdivision is limited as indemnification is required to be limited by paragraph (11) of subdivision (a) of Section 204; or

        (2) (A) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization, (B) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy, and (C) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

UNDERTAKING.

    The company undertakes the following:

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                      ORGANIZATION WITHIN LAST FIVE YEARS

    The names of the officers and directors as disclosed elsewhere in this Form SB-2. None of these individuals, as promoters, have received anything of value from the company.

                            DESCRIPTION OF BUSINESS

COMPANY HISTORY.

    The company was originally incorporated under the laws of the State of Nevada as JR Consulting, Inc. on June 8, 1982. From its inception through September 7, 1995, the company generated nominal revenues and, prior to September 7, 1995, the company did not actively engage in business for at least one fiscal year.

(A) DIVA DELAWARE AND SUBSIDIARIES.

    On December 29, 1997, the company formed Que Management Inc., which was incorporated under the laws of the State of New York. On April 3,1998, the company formed Diva Entertainment, Inc., a Florida corporation and holding company ("Diva-Florida"). The company obtained all the shares of Prima Eastwest Model Management, Inc., a California corporation, through an exchange agreement entered into in February 1996. During the fiscal year ended June 30, 1998, Diva-Florida issued 4,500,000 shares of common stock to the company in exchange for 100% of the outstanding common stock of Que and Prima Eastwest. The shares issued were valued at the historical cost of the company's investment in Prima Eastwestand Que.

    Effective April 1, 1999, the company entered into a series of transactions pursuant to which it became the controlling shareholder of Diva
Entertainment, Inc., a Delaware corporation formerly known as Quasar Projects Company ("Diva-Delaware"), and made Diva-Florida (a 95.3% owned

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
subsidiary) a subsidiary of Diva-Delaware. In connection with the reorganization, the company received 4,225,000 shares of Diva-Delaware's common stock, representing 76.8% of the outstanding common stock of Diva-Delaware, in exchange for the company's 95.3% equity interest in Diva-Florida.

    Also in connection with the reorganization, the company agreed to convert $3,000,000 of debt owed to it by Diva-Florida into 3,000 shares of Series B Redeemable Convertible Stock of the company. In addition, the company entered into an option agreement with Diva-Delaware, allowing the company to maintain its ownership percentage of the outstanding common stock of Diva-Delaware in a range between 65% and 92%, exclusive of any conversions of the Series B Redeemable Convertible Preferred Stock into shares of common stock of Diva-Delaware. The merger was contingent upon the Diva-Delaware selling 350 shares of Series A Convertible Preferred Stock at $2,000 per share to private investors. As of the effective date of the merger, 375 shares of Series A Convertible Stock were sold to investors, resulting in approximately $750,000 of gross proceeds to Diva-Delaware.

    Until their divestiture effective as of June 30, 2000 (for no consideration to former shareholders of the company), the company owned, operated and managed modeling agencies through Que Management and Prima Eastwest.

(B) BENATONE LIMITED.

    The company formerly owned a subsidiary Benatone Limited, which was engaged in the manufacture and sale of screwless rewireable electrical plugs and the assembly of small electrical accessories for third party manufacturers in the United Kingdom. Effective June 30, 1999, the company sold its shares of Benatone Limited.

(C) PROVIDENTIAL SECURITIES, INC.

    Providential Securities, Inc. was incorporated in 1992, as a California corporation, and is engaged in the securities brokerage business. This firm entered into a corporate combination agreement with the company when its name was still JR Consulting, Inc. effective January 14, 2000, whereby the company agreed to acquire all of the issued and outstanding shares of capital stock of Providential Securities as of the closing date of the agreement in exchange for 20,000,000 shares of JR Consulting, which number of JR Consulting shares assumed the effectuation of a 2-for-1 reverse stock split. The JR Consulting shares were restricted against resale pursuant to the provisions of federal and state securities laws. Providential Securities' shareholders of record as of the effective date owned approximately 82% of JR Consulting common stock, and the transaction was subject to regulatory approval.

    On January 12, 2000, the company changed its name from JR Consulting to Providential Securities, Inc., and then on February 9, 2000, the name of the company was again changed to Providential Holdings, Inc.

CURRENT STATUS OF COMPANY.

    The company operates two wholly owned principal subsidiaries and holds equity stakes in other entities:

(A) WHOLLY OWNED SUBSIDIARIES.

    Providential Securities, Inc. has been engaged in the securities brokerage business since 1992 and has been offering a wide spectrum of investment products and services. These products include stocks, bonds, mutual funds, tax-advantaged investments, financial and retirement planning, day trading, options strategies, annuities, and life insurance. During its most recent (July-August, 2000) NASD examination, NASD declared a net capital deficiency violation pursuant to Conduct Rules Sections 17(a)3 and 17(a)4. The deficiency resulted from a difference in professional opinions between

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
the company and NASD of a classification of expenses between the parent organization, Providential Holdings, Inc., and Providential Securities, Inc. Consequently, until further notice, based upon regulatory requirements, Providential Securities, Inc. trading operations have been limited to liquidation of stock position(s), and all other operations have been suspended. The customers and the registered representatives of Providential Securities have been given the option to transfer their account(s) to other brokerage firms. Based upon the above-mentioned circumstances, the management is considering a broker-dealer application withdrawal and may acquire another broker-dealer in the future. Subsequently, Providential Securities, Inc. is planning to transform its identity to concentrate on investment banking and investment advisory services. Further, Providential Holdings, Inc. is in the process of locating complimentary joint venture partner(s).

    Providential Clearing Inc. is a California corporation formed on February 11, 2000. The company has entered into a Partnership Purchase Agreement, dated as of September 22, 2000, among the company and the partner of Holt + Collins, a self-clearing broker-dealer based in San Francisco, California, to effectuate the purchase of all of the partnership interests and assets of Holt + Collins. Upon the consummation of the proposed acquisition, Holt + Collins will bear the name of Providential Clearing, Inc., and continue to be engaged in the business of providing clearing services for Holt + Collins and certain selected fully disclosed broker-dealers.

(B) MINORITY INTERESTS.

    Providential Technology Inc. is a California corporation formed on February 11, 2000. The company owns a minority equity position in this firm. Providential Technology's primary business objective is to be the leading provider of Internet finance solutions to both traditional and emerging Internet financial service providers. Providential Technology's software product offerings will include new financial services functions, such as online banking. Providential Technology's products and services adhere to existing industry standards and have been designed to meet the openness and scalability required of Internet solutions.

    The company also owns a minority equity stake in postyourhome.com, an online real estate brokerage service. Postyourhome.com eliminates the need for buyers and sellers of residential, income and land properties to use a real estate broker by providing online education and support services to both sides of the purchase transaction. By cutting out the middleman, buyers and sellers save up to 6% of the property's value that is normally charged by brokers. Postyourhome.com have also created a venue through which a broad range of service providers, from lending institutions to insurance providers, to construction companies can directly market to and acquire customers who seek their services.

GENERAL STATEMENT.

    The company believes that in today's market environment financial products and services that save time and improve efficiency of business, while necessary, are by themselves insufficient. The company and its subsidiaries are currently engaged in the development of a diverse range of financial tools, products and the related software that will provide businesses in the financial service industry with the ability to simplify a broad range of complex financial transactions.

    Management believes that its investment in the development of a diverse range of products, services for the financial services industry will fill specific niche market demands that are not currently being met and allow the company to grow. Today's model of rapid pace Internet driven financial services mandates that financial services firms change their way of doing business to deliver modern and timely products and services. Moreover, the investment community has long been demanding that the transaction costs of financial services and products be reduced. The growth of the Internet, not surprisingly, has added to the general trend in the financial sector to meet that demand.

    To meet that demand, the company has recently formed a management team to focus on developing and creating such a network of diversified products and services as well as coordinating its subsidiaries' products and services. In addition, the management team is and will continue to be highly focused on:

     I. securing funding to implement its vision;

    II. ensuring proper compliance with all regulatory authorities;

    III. ensuring all intellectual property rights have been protected.

    The company's products and services are and will become superior to that of its competitors, primarily because its competitors are not focusing on diversifying their products and services or developing their own technologies. Rather, such competitors have invested in products and services that have traditionally failed to meet expectation of investors. The company's goal is to make the products and services of its competitors obsolete.

    The company will secure and hold all patents and other intellectual property rights related to its innovations. Management anticipates that the ownership of these patents and other intellectual property rights will help establish certain market barriers for which its competitors will not easily overcome.

    The company's marketing strategy is to promote its state-of-the-art technology and its diversification of its products and services that add significant value for its customers by reducing costs and improving quality.

STRATEGY.

    The latest trend in today's financial market, in addition to reducing transaction costs, has been to minimize the complexity of financial transactions. The company's software aims at making all customer transactions simple and virtually error free by eliminating the complexities endemic within securities transactions.

    While the company strives through diversification of its products and services to be more than a "one product" company like many of its competitors, the management team nevertheless believes in taking a cautious approach to diversification to control the company's growth and expansion. Management believes that this controlled growth approach will produce sustainable long-term expansion and diversification of the company's products and services.

(A) PROPRIETARY TECHNOLOGY.

    Providential Technology provides online Internet trading. The company is planning to upgrade Providential Technology's system architecture to increase service efficiency. Eliminating the human factor by providing thorough order-to-settlement solutions, virtually guarantees that all facets of processing securities transactions are automated. This includes customer management, order routing and execution, and settlement reporting and accounting. Transaction data and information is simultaneously available to the customer, the sales and trading office, and management.

    This core securities processing system will perform all of the critical details of securities processing including integrated customer support for trading and sales. The system will also provide on-line communications with exchanges and depositories, facilitate the movement of funds, and spot and eventually automatically correct potential transaction errors. By simply using their own Internet Web browser, customers will be able to route orders to a variety of marketplaces including listed exchanges, third market firms, and internal trading desks. The execution of the order and real-time posting will occur throughout the entire system. Sophisticated real-time audits will ensure that orders contain the proper and required information to prevent errors.

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
    The existing proven technology is already in use by some of the most technologically advanced firms and banks. The database for all accounts is maintained on fault-tolerant servers to ensure non-stop system availability. The data center includes a complete, power generator, backup with 24 hour a day support. Technical consultants provide a range of support services to ensure reliable functionality and peak performance at all times.

    The company is confident that its patents and other intellectual property rights associated with its new technology will provide some market protection against potential competitors, thus giving the company a competitive advantage in the industry.

(B) GOVERNMENT REGULATORY BODIES.

    The company must adhere to the regulations and mandates of the following U.S. government regulatory bodies/agencies:

    (g) National Association of Securities Dealers, Inc. (NASD) http://www.nasd.com

    (h) Securities Investor Protection Corporation (SIPC) http://www.sipc.org

    (i) Municipal Securities Rulemaking Board (MSRB) http://www.msrb.org

    (j) U.S. Securities and Exchange Commission (SEC) http://www.sec.gov

    (k) California Department of Corporations (DOC) http://www.corp.ca.gov/

    (l) Depository Trust Company (DTC) http://www.dtc.org/

    (m) National Securities Clearing Corporation (NSCC) http://www.nscc.com/

    Any changes to the company's products and/or services that depart from the established norm will require approval from one or more of the above-mentioned government agencies.

    The management team's regulatory experience will ensure that any required approvals are properly obtained and obtained in a timely manner. The company will involve these agencies early in the development and production process to ensure that its products and services will be developed in compliance with all regulatory mandates.

MARKET ANALYSIS.

(A) PROVIDENTIAL SECURITIES, INC.

    Providential Securities, Inc. has been engaged in the securities brokerage business and has been offering a wide spectrum of investment products and services. However, based upon the latest regulatory requirements, this subsidiary is considering withdrawing as a broker-dealer and management is considering shifting the focus of Providential Securities to investment banking and investment advisory services.

SPECIFICALLY, MANAGEMENT IS EVALUATING THE FOLLOWING OPTIONS:

    1) Forming and expanding its network of strategic alliances with financial companies to increase its marketing.

    2)  Expanding marketing efforts on the Internet.

    3)  Acquiring profitable businesses and establishing joint ventures.

    4)  Offering on-line market services.

    5) Increasing corporate finance and investment banking activities utilizing domestic and international alliances.

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
(B) PROVIDENTIAL CLEARING.

    The company has entered into a Partnership Purchase Agreement, dated as of September 22, 2000, to acquire the business of Holt + Collins, a partnership of Daniel E. Collins, Walter J. Bankovitch, Samuel Rankin, Jr. and Robert J. Solon, engaged in the securities business as a self-clearing broker-dealer since 1928 out of San Francisco, California.

    The following are the principle terms of this transaction:

    1. At, or shortly after, the closing, which occured September 22, 2000, the company will pay a purchase price of $1,500,000 plus the net worth of Holt + Collins as of the closing date, in cash, in exchange for all of the partnership interests in Holt + Collins. Net worth is defined as total assets of Holt + Collins minus total liabilities as determined in accordance with generally accepted accounting principles.

    2. The company will assume and be responsible for all disclosed contingent and non-contingent liabilities of the partnership that exist on closing date, including, but not limited to the lease of the premises located at 188 Embarcadero, Suite 760, San Francisco, California.

    3. On, or shortly after, the time of closing, the company together with partners Daniel E. Collins and Walter J. Bankovitch, will form a new limited partnership with the company as the sole general partner to manage the business. Eventually, the partnership will be incorporated.

    Upon the consummation of the proposed acquisition, Holt + Collins will bear the name of Providential Clearing, Inc., and continue to be engaged in the business of providing clearing services for Holt + Collins and certain selected fully disclosed broker-dealers.

    A large majority of NASD member broker-dealers are fully disclosed; they introduce their customers to, and clear their trades through, other clearing firms. These introducing firms need the service of clearing houses capable of providing quality system solutions in timely and cost-effective manner. Clearing costs can typically assume a 20-30% (or greater) of an average full disclosed broker-dealer's revenues.

    Once Providential Clearing is established as a clearing facility, utilizing the new trading software developed by Providential Technology (discussed below) will position the company to pass on the clearing cost savings to selected broker-dealers.

(C) PROVIDENTIAL TECHNOLOGY, INC.

    Providential Technology Inc., a corporation in which the company has a 6% equity interest. Providential Technology's professed main objective is to be the leading provider of Internet finance solutions to both traditional and emerging Internet financial service providers. To achieve that objective, management of the company intends to pursue the following strategies:

    1)  Pursue both institutional and retail markets.

    2)  Utilize offshore resources and opportunities.

    3)  Capitalize on domestic and overseas alliances.

    4)  Increase international sales.

    As the Internet adoption rate accelerates overseas, Providential Technology speculates that international financial services will rapidly follow the transformation seen in the United States. It is also believed that significant international market demand will exist for Internet finance solutions as financial institutions in Europe and Asia, in particular, move to deliver services on the Internet. Providential Technology anticipates devoting significant resources toward developing international markets, both through direct sales channels and indirect sales partners.

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
    Providential Technology will target large, industry-leading financial institutions and financial portals by increasing sales and marketing efforts, and by developing and targeting other markets including small to mid-size financial institutions, insurance companies, brokerages and consumer finance companies.

    The current financial software platform supports retail brokerage transactions. The planned expansion of Providential Technology's software product offerings will include new functions to facilitate financial services, such as online banking. Providential Technology's products and services adhere, and will continue to adhere, to existing industry standards and have been, and will continue to be, designed to meet the openness and scalability requirements of Internet solutions. Management will continue its ongoing collaborative effort with other companies as the company develops new technologies and will continue to promote and encourage the adoption of universal standards that can foster and simplify the exchange of financial information through the Internet.

    Providential Technology expects to continue investing in research and development as it evolves its Internet product offerings to meet the needs of its customers. Providential Technology intends to leverage its existing strong relationships with leading systems integrators and value-added resellers to extend its market reach and provide its customer base with more comprehensive, customized solutions. Additionally, the company will continue to expand and build additional relationships with key systems integrators and value-added resellers. The company also believes that forging relationships with key technology vendors is critical to delivering a comprehensive solution to financial service providers. Consequently, the company plans to develop additional relationships with key technology vendors to expand the scope of its functionality, co-marketing and distribution efforts.

    Market research done by the company indicates that the brokerage market is growing rapidly. Total revenues for this industry amounted to $95.897 billion in 1997, representing a 22.73% growth over $78.131 billion in total revenues for 1996. The industry is expected to exceed $125 billion by the year 2003.

    The fastest growing sector within the securities brokerage market is online, Internet-based trading segment. According to a recent industry study, this year 3 million new customers will sign up with a broker to trade on the Internet. They will join the 3.4 million traders who are already buying and selling stocks on the Web. By 2002, their numbers will swell to 15.2 million.

COMPETITION.

(A) PROVIDENTIAL CLEARING.

    Well-known clearing firms in the U.S. include companies such as Bear Stearns, CSC (Paine-Webber), Broadcorp (Merrill Lynch), B.T. Alex Brown, Cowen, Southwest Securities, U.S. Clearing, and on the west coast, is the seasoned and well-managed Wedbush Morgan.

    Providential Clearing's competitive advantage is partly based on Providential Technology's technological expertise, which is developing new high-tech execution platforms for U.S. and key non-U.S. markets.

(B) PROVIDENTIAL TECHNOLOGY.

    The market for online brokerage services over the Internet is rapidly evolving and intensely competitive. Providential Technology expects this competition to further intensify in the future. In the United States, the company encounters direct competition from other independent online brokerage firms, as well as traditional discount brokerage firms providing online and/or touch-tone telephone services. These competitors include A.B. Watley Group, Ameritrade, Charles Schwab, DLJ Direct, E*Trade, JB Oxford, National Discount Brokers, TD Waterhouse and WIT Capital.

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
    Additionally, the company is also encountering competition from established full-commission brokerage firms, including Morgan Stanley Dean Witter and Prudential Securities, mutual fund sponsors and other financial organizations, some of which are actively expanding their online capabilities. During the past year, Merrill Lynch and American Express, for example, introduced online discount brokerage services. The company may also face increased competition from various companies seeking to attract consumer financial assets, including commercial banks and other financial institutions, insurance companies and providers of online financial and information services, as these companies expand their product lines. Lastly, the company also faces increasing competition in international markets, from both international competitors and U.S.-based brokerage firms, which have established or acquired international operations or entered into partnerships with international brokerage firms. Several of the largest domestic online brokerage firms are aggressively expanding into international markets.

    Providential Technology holds firm to the belief that the primary competitive factors affecting the market for online financial services are the following:

    - Timeliness of execution.

    - Depth, breadth and quality of Web services and page content.

    - Ease of use and look and feel of Internet user interface.

    - Customer service and support.

    - Cost.

    - Brand loyalty.

    - Financial strength and innovation.

MARKETING PLAN.

    The company's marketing strategy is to enhance, support and promote its state-of-the-art products and services and demonstrate to customers that the company's products increase user productivity by automating financial services that significantly reduces the need for human intermediaries and results in lower labor costs. Significant selling points include the following:

    1.  Significantly reducing online trading costs.

    2. Delivering higher quality, technologically innovative products and services than its competitors.

    3.  Reducing transaction time and complexity.

    To achieve market awareness and increase customer response, the company will launch an extensive, concerted advertising and promotion campaign. The wide-scale, aggressive promotion of this campaign virtually assures adequate market penetration. The enlistment of an experienced advertising agency and public relations firm will provide the necessary assistance for the company to achieve its sales goals. The company plans to advertise on television, on prominent Internet Web sites, and in major financial magazines, newspapers, and trade publications.

ADVERTISING AND PROMOTION.

    The company recognizes that a key element to its success will be to aggressively promote of its products and services and its company's image. Key media objectives include:

    1. Gaining awareness of the company and its subsidiaries among customers, industry groups, and vendors.

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
    2. Establishing the company and its subsidiaries as a cost-effective, professional, competent, and innovative organizations.

    3. Maximizing efficiency in selecting and scheduling published advertisements.

    The company intends to utilize the following media methods to read out to its customers:

    (b) CNBC.

    (c) Prominent Internet Web sites.

    (d) Investor Business Daily.

    (e) Barron's Magazine.

    (f) The Wall Street Journal.

    (g) Local business channels and networks.

    (h) Newspapers.

    (i) Ethnic Radio and televisions channels in selected international markets.

    (j) Ethnic newspapers in selected international markets.

    (k) Referrals.

    (l) Seminars.

    (m) Industry Conferences.

    To accomplish our sales and positioning goals, we require an extremely capable advertising agency and public relations firm and the company is in the process of evaluating a suitable firm. By advertising in major trade magazines, journals and other forums as indicated above, the company will position itself as an up-and-coming force in the industry. Upon completion of any additional funding that may be required, an agency shall be selected and, with their assistance, a comprehensive advertising and promotion plan will be drafted. Advertising will be done independently and cooperatively where applicable in markets across North America and selected international markets.

    Significant promotional objectives include the following:

    - Positioning the company as a financial market industry leader.

    - Increasing awareness of company brand name among potential individual and business customers, industry groups, and vendors.

    - Using market research to compile data and create immediate and long-term marketing plans.

    - Creating product-advertising programs promoting the superiority of performance of the company's products and services and the resulting savings to customers (customer testimonials).

    - Coordinating sales literature, marketing programs, industry exhibitions and direct promotions in order to insure the corporate image is well established and maintained.

    - Establishing the company image as a professional, reliable, and highly positioned organization in the financial industry.

    - Maximizing efficiency in selection and scheduling of published ads.

    The company intends to develop an advertising campaign built around the products and services of its subsidiaries as being the most cutting edge, easy to use, innovation and high-performance in the market, beginning with a "who we are" statement and supporting it with ads that reinforce the company message. The company will consistently and frequently promote this message throughout the year. In addition to standard advertising practices, the company intends to gain considerable recognition through trade publications and press releases.

    During the next 12 months, the company will invest substantially in promotional material. The company may budget on a continuing basis its marketing and advertising investment to be in the range of around three (3%) to five (5%) percent of total sales (industry standard is 4%).

    The company intends to accomplish each of the following to allow it to achieve its marketing objectives:

    1.  Increase sales and marketing efforts.

    2. Keep the company capitalized in order to recruit additional management personnel and staff.

    3.  Upgrade and expand it computer and information management facilities.

    4. Upgrade Internet-based execution platforms for equities and options securities.

    5.  Increase online market timing services.

    6. Consummate the closing of the acquisition of Holt + Collins, and successfully launch Providential Clearing, Inc. by December 31, 2000.

    7. Provide the necessary working capital for other corporate purposes and/or endeavors as required by Providential Holdings, Inc.

FINANCIAL SUMMARY

    The company's business plan set forth above depends on important assumptions including the following:

     I. Funding to purchase Holt + Collins will be available according to schedule.

    II. Approval of the Holt + Collins acquisition plan by the NASD and other regulatory agencies.

    III. Completion of development of Providential Technology's new software for customer use on schedule and within budget.

    IV. A strong, sustainable economy, with no major recession.

     V. No unforeseen technological developments that would render Providential Technology's current software development project(s) obsolete in the short run.

    VI. Funding for the company's marketing and promotional campaign will be available according to schedule.

   VII. A strong and successful marketing and promotional campaign will yield expected or better results.

  VIII. The dynamic working relationship among the company's subsidiaries will develop into a powerful synergy.

    IX. The establishment and implementation of viable customer service policies and procedures.

EMPLOYEES.

    The company together with is subsidiaries have approximately twenty-five employees. Providential Securities has six employees engaged in administrative functions and fifteen employees for sales.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

    The following discussion should be read in conjunction with the financial statements of the company and notes thereto contained elsewhere in this prospectus. Since Providential Securities, Inc., a California corporation, was the primary operating subsidiary acquired by JR Consulting, Inc., (later changed to Providential Holdings, Inc.) the financial statements for Providential Securities, Inc. for the fiscal years ended December 31, 1999 and 1998 are provided in this prospectus and are discussed in this section.

RESULTS OF OPERATIONS.

(A) FIVE AND ELEVEN MONTHS ENDED MAY 31, 2000 AND 1999.

    Revenues for the company increased by $733,412 from $2,818,684 for the five months ended May 31, 1999 (which only reflected the accounts of Providential Securities, Inc.) to $3,552,096 for the quarter ended May 31, 2000 (which included the accounts of Providential Holdings, Inc., Providential
Securities, Inc. and Diva Entertainment, Inc.). This is an increase of 26.02%. Also, the revenue increased by 4.50% from $6,192,684 for the five months ended May 31, 1999 to $6,484,096 for the five months ended May 31, 2000 due to additional marketing efforts.

    Selling, general and administrative expenses of the company increased by 112.1% from $2,913,427 for the five months ended May 31, 1999 to $6,178,850 for the five months ended May 31, 2000. Major portions of the increase can be attributable to the rise in marketing costs associated with the introduction of new products and services, the placement costs for the convertible promissory notes and the addition of employees. Also, these expenses increased by 31.9% for the eleven months ended May 31, 2000 compared with the corresponding period in the previous year ($9,038,850 compared with $6,152,427).

    The net loss for the five months ended May 31, 2000 is $2,154,420, or $0.08 per share compared with $95,542) for the corresponding period in 1999. For the fiscal eleven months ended May 31, 2000, the company had a net loss of $2,082,420 or equivalent to $0.08 per share compared with a net profit of $39,457 for the corresponding period in the previous year.

(B) FISCAL YEARS ENDED JUNE 30, 1999 AND 1998.

    On June 30, 1999, the company had a working capital deficit of $1,236,000 and its business is particularly capital intensive. The operating companies must pay their modeling talent soon after services are rendered. While the accounts receivable for these operating companies are generally due in 30 days, they are usually collected within 60 to 120 days.

    The company expects that the working capital cash requirements over the next 12 months will be generated from operations and the balance of a private equity offering. However, the company anticipates opening modeling agencies in additional areas in the future, but assuming the company does not open additional modeling agencies in the next 12 months, the capital expenditures are anticipated to be $25,000. Such expenditures will be primarily for office equipment. The company expects these capital expenditures to be financed through working capital.

    In February through April 1999, Diva Entertainment, Inc. in Delaware (Diva-Delaware) conducted a private offering of 750 shares of Series A Convertible Preferred Stock. Diva-Delaware received $750,000 of the offering proceeds in cash and received a subscription for the remaining $750,000 which is payable when the registration statement for Diva-Delaware incorporating the audited financial statements for Fiscal 1999 is filed. Diva-Delaware anticipates filing an amendment to that registration statement incorporating these financial statements soon. The proceeds will be used to finance capital expenditures and applied to working capital. Except as described by the foregoing, the company has no commitments for additional funding and no assurance can be given that it will obtain additional funding.

    The fiscal year ended June 30, 1998 was one of consolidation at Prima Eastwest Model Management, Inc. ("Prima") and development of the newly formed Que Management Inc. ("Que"). These efforts had a measure of success as shown by the results of the company, with Prima making a small operating profit and revenues of Que achieving management targets, however, the full potential of these subsidiaries has not yet been realized. Such potential is expected to be realized over the forthcoming years, but there is no assurance that their full potential will ever be realized. The fiscal year ended June 30, 1999 was one of continued consolidation with an emphasis on expansion at Que. Also, Benatone Limited was shut down and sold because management decided it was not a viable business given the operating environment, and there appeared to be no synergy between Benatone and the other operations of the company.

    The company incurred a loss from continuing operations of $1,246,000 for fiscal 1999 compared with a loss from continuing operations of $356,000 for fiscal 1998. The company's sales from continuing operations continued to expand and were $1,814,000 in Fiscal 1999 as compared to $1,466,000 in fiscal 1998. However, selling, general and administrative expenses increased at an even faster rate and were $2,894,000 in Fiscal 1999 as compared to $2,119,000 in fiscal 1998.

    The significant increase in the company's net loss from continuing operations was primarily due to the uncollectability of a $48,000 receivable, litigation expense of $90,000 and the settlement of some previously outstanding issues in fiscal 1999. By contrast, in fiscal 1998, the overall performance of the continuing operations was improved primarily due to the $217,000 gain on the sale of the photographic studio.

    Benatone incurred a loss of $89,000 in fiscal 1999, the year of its discontinued operations, compared with a loss of $247,000 in fiscal 1998. The impact of this loss was further reduced in fiscal 1999 by the gain of $25,000 on the sale of Benatone.

    Prima continued to be successful in reducing its costs, although this hurt sales somewhat, but resulted in an operating profit for Prima. During the year, Prima moved its office causing disruption to its office which also produced some loss of sales. Management is making every effort to recover those sales in subsequent periods. By working very closely with Que in New York, management expects further improvement in sales during the forthcoming years, although there is no assurance that this will happen.

    Que began operations on January 5, 1998 and the company has forecasted losses for the first few years of its operations. However the results of Que are encouraging as sales are significantly better than forecasted and many of the initial expenses will not be repeating. Furthermore, Que has already begun working and cooperating closely with Prima to the benefit of both companies.

(C) FISCAL YEARS ENDED DECEMBER 31, 1999 AND 1998.

    Providential Securities, Inc. incurred a loss from continuing operations of $544,010 for fiscal 1999 compared with a profit from continuing operations of $154,940 for fiscal 1998. Providential Securities, Inc.'s sales from continuing operations continued to expand and were $6,138,462 in fiscal 1999 as compared to $3,680,030 in fiscal 1998. However, selling, general and administrative expenses increased at an even faster rate and were $6,418,032 in fiscal 1999 as compared to $3,547,417 in fiscal 1998.

(D) THREE AND NINE MONTHS ENDED MARCH 31, 2000 AND 1999.

    As of March 31, 2000, the company had a working capital deficit of $811,909 compared to a deficit of $1,457,573 at December 31, 1999, an increase in working capital of $645,664. The increase in working capital was due to the company reducing its reliance on short term borrowings to meet current obligations during the first three months of 2000 as compared to the same period in 1999 and an increase in Inventory and Work-In-Progress.

    Revenues for the company increased by $1,076,177 from $1,565,235 for the fiscal quarter ended March 31, 1999 (which only reflected the accounts of Providential Securities, Inc.) to $2,641,412 for the quarter ended March 31, 2000 (which included the accounts of Providential Holdings, Inc., Providential Securities, Inc. and Diva Entertainment, Inc.). This is an increase of 68.75%. Also, the revenue increased by 39.90% from $3,983,299 for the nine months ended March 31, 1999, to $5,572,676 for the nine months ended March 31, 2000 due to better marketing efforts.

    Selling, general and administrative expenses of the company increased by 112.7% from $1,682,533 for the quarter ended March 31, 1999 to $3,580,184 for the quarter ended March 31, 2000. Major portions of the increase can be attributable to the rise in marketing costs associated with the introduction of new products and services, the placement costs for the convertible promissory notes and the addition of employees. Also, these expenses increased by 62.54% for the nine months ended March 31, 2000 compared with the corresponding period in the previous year ($3,962,148 compared with $6,440,216).

    The net loss for the fiscal quarter ended March 31, 2000 is ($676,146) or ($0.025) per share compared with ($117,298) for the corresponding period in 1999. For the fiscal nine months ended March 31, 2000 the company had a net loss of ($604,914) or equivalent to ($0.23) per share compared with a net profit of $21,151 for the corresponding period in the previous year.

    As a result of the company's operating losses during the three months ended March 31, 2000 and 1999, the company generated cash flow deficits of $662,136 in 2000 as compared to a deficit of $536,837 in 1999 from operating activities. The company met its cash requirements during the first three months of 2000 through loan proceeds of $1,614,820 from private sources.

    While the company has raised capital to meet its working capital and financing needs in the past, additional financing is required in order to meet the company's current and projected cash flow deficits from operations. The company is seeking financing in the form of equity in order to provide the necessary working capital. The company currently has no commitments for financing. There are no assurances the company will be successful in raising the funds required.

    The company has issued shares of its common stock from time to time in the past to satisfy certain obligations, and expects in the future to also acquire certain services, satisfy indebtedness and/or make acquisitions utilizing authorized shares of the capital stock of the company.

TRENDS AND UNCERTAINTIES.

    (1)  PRIMA.

    Prima continues to seek to expand and increase its customer base and operating revenues. In doing so it is probable that its administrative expenses and overhead are likely to increase in future periods. The continuation of obtaining additional types of business and markets is uncertain and the continued success of any of Prima's new marketing strategies for generating revenue is uncertain.

    (2)  QUE.

    Que continues to seek to expand and increase its customer base and operating revenues. In doing so it is probable that its administrative expenses are likely to increase in future periods. The continuation of obtaining additional types of business and markets is uncertain and the continued success of any of Que's new marketing strategies for generating revenue is uncertain.

LIQUIDITY AND CAPITAL RESOURCES.

(A) FOUR AND TEN MONTHS ENDED APRIL 30, 2000 AND 1999.

    As of March 31, 2000, the company had a working capital deficit of $811,909 compared to a deficit of $1,457,573 at December 31, 1999, an increase in working capital of $645,664. The increase in working capital was due to the company reducing its reliance on short term borrowings to meet current obligations during the first three months of 2000 as compared to the same period in 1999 and an increase in Inventory and Work-In-Progress.

    As a result of the company's operating losses during the three months ended March 31, 2000 and 1999, the company generated cash flow deficits of $662,136 in 2000 as compared to a deficit of $536,837 in 1999 from operating activities. The company met its cash requirements during the first three months of 2000 through loan proceeds of $1,614,820 from private sources.

    While the company has raised capital to meet its working capital and financing needs in the past, additional financing is required in order to meet the company's current and projected cash flow deficits from operations. The company is seeking financing in the form of equity in order to provide the necessary working capital. The company currently has no commitments for financing. There are no assurances the company will be successful in raising the funds required.

    The company has issued shares of its common stock from time to time in the past to satisfy certain obligations, and expects in the future to also acquire certain services, satisfy indebtedness and/or make acquisitions utilizing authorized shares of the capital stock of the company.

FORWARD LOOKING STATEMENTS.

    This prospectus contains "forward looking statements" within the meaning of Rule 175 of the Securities Act of 1933, as amended, and Rule 3b-6 of the Securities Act of 1934, as amended, including statements regarding, among other items, the company's business strategies, continued growth in the company's markets, projections, and anticipated trends in the company's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the company's control. The company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, among others, the following: reduced or lack of increase in demand for the company's products, competitive pricing pressures, changes in the market price of ingredients used in the company's products and the level of expenses incurred in the company's operations. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained herein will in fact transpire or prove to be accurate. The company disclaims any intent or obligation to update "forward looking statements."

                            DESCRIPTION OF PROPERTY

    The following is an overview of the company's principal properties and equipment (not including its subsidiaries).

    (i) OFFICE BUILDING. On January 8, 1998, the company purchased an office building in Fountain Valley, California containing approximately 20,000 square feet of usable office space. The company leases out approximately 6,700 square feet of the building to one tenant.

    (ii) RESIDENTIAL PROPERTY. The company has purchased a condominium in Irvine, California for the use of accommodating business guests.

    (iii) AUTOMOBILES. The company has purchased two automobiles for the management's personnel use.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During the past two years, there have not been any transactions that have occurred between the company and its officers, directors, or five percent shareholders.

    Certain of the officers and directors of the company are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on a board of directors. As a result, certain conflicts of interest may arise between the company and its officers and directors. The company will attempt to resolve such conflicts of interest in favor of the company. The officers and directors of the company are accountable to it and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling the company's affairs. A shareholder may be able to institute legal action on behalf of the company or on behalf of itself and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to the company.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION.

    On June 29, 1995, the company's common stock began trading on the Over the Counter Bulletin Board under the symbol "JRCI." On January 17, 2000 the company's ticker symbol changed to reflect the change in the name of the company, and subsequent to January 17, 2000 has been trading under the symbol "PRVH." The range of closing prices shown below is as reported by this market. The quotations shown reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

PER SHARE COMMON STOCK BID PRICES BY QUARTER
FOR THE FISCAL YEAR ENDED ON JUNE 30, 2000                      HIGH       LOW
--------------------------------------------                  --------   --------
Quarter Ended June 30, 2000.................................    2.06       0.62
Quarter Ended March 31, 2000................................    3.62       0.94
Quarter Ended December 31, 1999.............................    1.62       0.19
Quarter Ended September 30, 1999............................    0.25       0.19

PER SHARE COMMON STOCK BID PRICES BY QUARTER
FOR THE FISCAL YEAR ENDED ON JUNE 30, 2000                      HIGH       LOW
--------------------------------------------                  --------   --------
Quarter Ended June 30, 1999.................................    0.33       0.25
Quarter Ended March 31, 1999................................    0.94       0.25
Quarter Ended December 31, 1999.............................    0.44       0.12
Quarter Ended September 30, 1998............................    1.06       0.37

(B)  HOLDERS OF COMMON EQUITY.

    As of September 27, 2000, there were 1,190 shareholders of record of the company's common stock.

(C) DIVIDENDS.

    The company has not declared or paid a cash dividend to shareholders since it became a "C" corporation. The Board of Directors presently intends to retain any earnings to finance company operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the company's earnings, capital requirements and other factors.

                             EXECUTIVE COMPENSATION

    (a) The current officers and directors have not received any compensation to date. Any future compensation will be determined and approved by the board of directors as its deems appropriate and reasonable.

    (b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the company in the event of retirement at normal retirement date as there is no existing plan provided for or contributed to by the company.

    (c) No remuneration is proposed to be paid in the future directly or indirectly by the company to any officer or director since there is no existing plan that provides for such payment, including a stock option plan, other than as follows:

    On July 10, 2000, the company issued the following stock options to the following officers, directors, and employees of the company (after approval by the board of directors):

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                               NUMBER OF
                                              SECURITIES    % OF TOTAL
                                              UNDERLYING      OPTIONS
                                                OPTIONS     GRANTED TO
                                              GRANTED IN     EMPLOYEES
                                               LAST THE     DURING THE    EXERCISE   EXERCISE    EXPIRATION
NAME                         POSITION         FISCAL YEAR   FISCAL YEAR    PRICE       DATE         DATE
----                   ---------------------  -----------   -----------   --------   ---------   ----------
Henry D. Fahman......  CEO and Chairman of     5,000,000       35.71%       $.50     7/01/2001   12/31/2002
                       the Board
Nhi T. Le............  Director, Vice          5,000,000       35.71%       $.50     7/01/2001   12/31/2002
                       President
Tina T. Phan.........  Director, Vice          2,000,000       14.28%       $.50     7/01/2001   12/31/2002
                       President of
                       Operations, Secretary
Theodore D. Fahman...  former CFO              1,000,000        7.15%       $.50     7/01/2001   12/31/2002
Timothy D. Fahman....  Vice President            500,000        3.58%       $.50     7/01/2001   12/31/2002
Hung H. Nguyen.......  Vice President            500,000        3.57%       $.50     7/01/2001   12/31/2002

    The options contain no vesting provisions, but rather must be exercised by the end of 2002.

   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

    (a) On September 4, 1998, the company's board of directors appointed
Marcum & Kliegman LLP as the company's independent auditors for the fiscal years ended June 30, 1998 and June 30, 1999. This firm replaced Coopers & Lybrand, LLP, which audited the company's financial statements for the fiscal years ended June 30, 1997 and 1996.

    Effective on July 28, 2000, Marcum & Kliegman LLP was dismissed. The decision to change accountants was approved by the board of directors.

    During the company's fiscal years ended June 30, 1998 and 1999, and the subsequent interim period preceding such dismissal, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B of the Securities Act of 1933 that occurred within those fiscal years and the subsequent interim period preceding the former accountants' dismissal.

    (b) Effective on July 28, 2000, Kabani & Company, Inc. was engaged to serve as the new principal accountants to audit the company's financial statements. During the company's two most recent fiscal years, and the subsequent interim period prior to engaging these accountants, neither the company nor someone on its behalf consulted the newly engaged accountants regarding any matter. In addition, there has been no disagreement with these accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                             AVAILABLE INFORMATION

    The company has filed with the U.S. Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with the registration statement. Certain items are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the company and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

    A copy of the registration statement, and the exhibits and schedules filed with it, may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. The public may obtain information on the operation of the public reference room by calling the Commission at 1 (800) SEC-0330. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the company. The address of the site is http://www.sec.gov. The registration statement, including all its exhibits and any amendments, has been filed electronically with the Commission.

                          PROVIDENTIAL HOLDINGS, INC.

                         INDEX TO FINANCIAL STATEMENTS

PART I.  FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS.

                                                              PAGE NUMBER
                                                              -----------
Providential Holdings, Inc.
------------------------------------------------------------

  UNAUDITED FINANCIALS FOR THE FIVE MONTH PERIOD ENDED
    MAY 31, 2000

  Consolidated Balance Sheet................................      F-2

  Consolidated Statement of Operations......................      F-3

  Consolidated Statement of Cash Flows......................      F-4

      Notes to Financial Statements.........................      F-5

Providential Securities, Inc.
------------------------------------------------------------

  AUDITED FINANCIALS FOR THE FISCAL YEARS ENDED
    DECEMBER 1999 AND DECEMBER 1998

  Independent Accountant's Report...........................     F-14

  Balance Sheet.............................................     F-15

  Statement of Income and Retained Earnings.................     F-17

  Statement of Changes in Ownership Equity..................     F-19

  Statement of Cash Flows...................................     F-20

  Notes to the Financial Statements.........................     F-22

  Supplementary Information.................................     F-28

                              FINANCIAL STATEMENTS

                          PROVIDENTIAL HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                              MAY 31, 2000    MAY 31, 1999
                                                              -------------   -------------
Current Assets:
    Cash....................................................   $   362,795     $   580,304
    Accounts Receivable.....................................       140,022         154,592
    Inventoried Securities..................................            --            (727)
    Marketable Securities...................................     1,519,815         136,485
    Other Curent Assets.....................................     2,041,735          27,051
    Total Current Assets....................................     4,064,367         897,705

Fixed Assets, Net...........................................    28,827,333      28,415,835

Other Assets:...............................................    13,059,520          62,937
                                                               -----------     -----------

Total Assets................................................   $45,951,220     $29,376,477
                                                               ===========     ===========

Current Liabilities
    Accounts Payable........................................   $ 1,007,646     $    35,474
    Accrued Expenses........................................       452,556         157,438
    Other Current Liabilities...............................     1,316,637          18,651
    Total Current Liabilities...............................     2,776,839         211,563

Long Term Debt..............................................     3,121,566       1,469,969

Stockholders' Equity
    Common Stock, $.04 par value, 100,000,000 authorized,
      27,322,869 issued and outstanding.....................     1,183,823          19,971
    Convertible Preferred Stock, Class A....................     1,150,000
    Convertible Preferred Stock, Class B....................     3,000,000
    Convertible Preferred Stock, Class C....................       100,000

    Paid In Capital.........................................    41,111,500      27,312,700
    Retained Earnings.......................................    (6,492,508)        362,275
    Total Stockholders' Equity..............................    40,052,815      27,694,946
                                                               -----------     -----------

Total Liabilities and Stockholders' Equity..................   $45,951,220     $29,376,478
                                                               ===========     ===========

            See Accompanying Notes to Unaudited Financial Statements

                          PROVIDENTIAL HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                FOR THE FIVE MONTHS ENDED MAY 31, 2000 AND 1999
                                  (UNAUDITED)

                                                              MAY 31, 2000    MAY 31, 1999
                                                              -------------   -------------
Revenue.....................................................   $ 3,552,096     $2,818,684
Operating Expenses..........................................     6,178,850      2,913,427
Operating Profit (Loss).....................................    (2,626,754)       (94,743)
Other Income (Expense)......................................       502,000
Interest Expense............................................        28,066
Income (Loss) before tax....................................    (2,152,820)       (94,743)
Provision for income taxes..................................         1,600            800
                                                               -----------     ----------
Net Income (Loss)...........................................   $(2,154,420)    $  (95,543)
                                                               ===========     ==========
Weighted Average Common Stock...............................    26,937,269
Loss per common share.......................................   $     (0.08)

            See Accompanying Notes to Unaudited Financial Statements

                          PROVIDENTIAL HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE FIVE MONTHS ENDED MAY 31, 2000 AND 1999
                                  (UNAUDITED)

                                                             MAY 31, 2000   MAY 31, 1999
                                                             ------------   ------------
Cash Flows from operating activities:
  Net Income (Loss)........................................  $ (6,634,640)    $ (95,543)
  Add/deduct items not affecting cash
    Depreciation/Amortization Expense......................        71,171        32,997
    Decrease in Accounts Receivables.......................       447,833       (48,348)
    Decrease in Inventoried Securities.....................       315,066       191,215
    Increase in Marketable Securities......................    (1,398,495)
    Increase in Other Current Assets.......................    (1,052,086)
    Increase in Accounts Payable...........................       918,949        26,079
    Increase in Accrued Expenses...........................       242,955      (246,386)
    Increase in Other Current Liabilities..................       973,803       (41,846)

  Net Cash Flows used in operating activities..............    (6,115,444)     (181,832)
Cash Flows from investing activities:
    Purchase of equipment..................................      (343,050)     (413,442)
    Other..................................................      (252,661)      (13,104)
  Net Cash used in financing activities....................      (595,711)     (426,546)

Cash Flows from financing activities:
    Proceeds from issuing Equity Securities................    17,899,154
    Increase Subordinated Liabilities......................                     227,500
    Increase in Long Term Debt, net........................     1,629,202       (16,678)
    Increase Paid In Capital...............................                     545,000
    Increase in Goodwill, net..............................   (12,653,699)
  Net Cash from financing activities.......................     6,874,657       755,822

Net Increase in Cash.......................................       163,502       147,444
Cash Balance at 12/31/99...................................       199,293       432,860
                                                             ------------     ---------
Cash Balance at 5/31/00....................................  $    362,795     $ 580,304
                                                             ============     =========

            See Accompanying Notes to Unaudited Financial Statements

                          PROVIDENTIAL HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF BUSINESS

    J R Consulting, Inc. ("JRCI" or the "Company"), a holding company, was incorporated in the State of Nevada on June 8, 1982. JRCI owned 100% of a United Kingdom company, Benatone Limited ("Benatone"), which was sold on June 30, 1999 (see Note 11). JRCI is the majority stockholder of Diva Entertainment, Inc., a Delaware corporation formerly known as Quasar Projects Company ("Diva-Delaware").

    On December 29, 1997, JRCI formed Que Management Inc. ("Que"), a wholly owned subsidiary, which was incorporated in State of New York. On April 13, 1998, JRCI formed Diva Entertainment, Inc., a Florida corporation and holding company ("Diva-Florida").

    During the fiscal year ended June 30, 1998, Diva-Florida issued 4,500,000 shares of common stock to JRCI in exchange for 100% of the outstanding common stock of Que and Prima Eastwest Model Management, Inc. ("Prima"), which was incorporated in the State of California on January 29, 1996. The shares issued were valued at the historical cost of JRCI's investment in Prima and Que.

    Prima and Que are in the business of providing management services to models and talents in the entertainment industry, primarily in California and New York.

    Benatone, owns 100% of Pivot Group Limited, Classlife Limited, Plugco Limited and Bifa Limited ("Benatone and Subsidiaries") which are incorporated in England and Wales. Benatone and Subsidiaries manufacture and hold patents in designs of screwless electrical plugs. Plugs are manufactured in low cost countries and sold wholesale in England. Benatone was sold on June 30, 1999 (see
Note 11).

    Effective January 14, 2000, the Boards of Directors and shareholders of JR Consulting, Inc. and Providential Securities, Inc. ("Providential") approved a Corporate Combination Agreement (the "Agreement") between the two companies, which, after waiver of pre-conditions, has been concluded. On January 12, 2000, the company changed its name from JR Consulting, Inc. to Providential Securities, Inc., and then again changed to Providential Holdings, Inc. with a trading symbol changed to "PRVH". Effective January 14, 2000, the Company declared a one-for-two reverse stock split of its common stock, resulting in approximately 26,690,629 total issued and outstanding shares of the Company.

    Under the terms of the Agreement, JRCI has agreed to issue 40,000,000 pre-reverse-split shares of its restricted common stock to the former shareholders of Providential, as consideration for all of the issued and outstanding shares of Providential, resulting in a total of 53,381,258 (26,690,629 post-reverse-split) issued and outstanding shares of the Company, of which the Providential shareholders control approximately 74%.

BUSINESS COMBINATION

    On April 28, 1999, but effective April 1, 1999, Diva-Delaware, a public shell company, acquired JRCI's 95% equity interest in Diva-Florida in exchange for 4,225,000 shares of Diva-Delaware's common stock (the "Acquisition"). This Acquisition, which has been treated as a capital transaction in substance, rather than a business combination, was deemed a "reverse acquisition" for accounting purposes. Accordingly, Diva-Florida was the accounting acquirer and the historical financial statements

                          PROVIDENTIAL HOLDINGS, INC.

                                  (UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) prior to April 1, 1999 were those of Diva-Florida. The capital structure and earnings (losses) per share of Diva-Florida have been retroactively restated to reflect the Acquisition as if it occurred at the beginning of the period. In connection with the above Acquisition, Diva-Delaware changed its name from Quasar Projects Company to Diva Entertainment, Inc.

    Diva-Delaware, Diva-Florida, Que and Prima are collectively referred as "Diva and Subsidiaries".

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of JRCI, Benatone and Subsidiaries, Diva and Subsidiaries, collectively referred to as the "Company". All significant inter-company transactions have been eliminated in consolidation.

    The acquisition of Providential Securities, Inc. has been accounted for as a purchase and treated as a reverse acquisition since the former owners of Providential Securities controlled 100% of the total shares of Common Stock of the Company outstanding immediately following the acquisition on January 14, 2000. The historical results for the five months ended May 31, 2000 include both JRCI and Providential Securities while the historical results for the five months ended May 31, 1999 include only Providential Securities.

IMPAIRMENT OF LONG-LIVED ASSETS

    Equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and carrying value of the asset or group assets.

FOREIGN CURRENCY TRANSLATION

    The Company had owned a foreign subsidiary that had operated in the United Kingdom. The subsidiary's functional currency was the British pound. The consolidated financial statements of the foreign subsidiary had been translated using the current rate method in accordance with the Statement of Financial Accounting Standards No. 52, Foreign Currency Translation ("SFAS No. 52").

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Maintenance and repair costs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

DEPRECIATION AND AMORTIZATION

    The cost of property and equipment is depreciated over the estimated useful lives of the related assets. The cost of leasehold improvements is amortized over the life of the lease or the estimated useful life of the improvements, whichever is less. Depreciation and amortization of property and equipment are computed on the straight-line and accelerated methods.

                          PROVIDENTIAL HOLDINGS, INC.

                                  (UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
NET EARNINGS PER SHARE

    The Company adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS No. 128"). SFAS No. 128 eliminates the presentation of primary and fully diluted earnings per share ("EPS") and requires presentation of basic and diluted EPS. Basic EPS is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock outstanding for the period and common stock equivalents outstanding at the end of the period. Common stock equivalents have been excluded from the calculation of weighted-average shares for purposes of calculating diluted earnings per share for 1999 and 1998, as such inclusion is anti-dilutive.

USE OF ESTIMATES IN THE FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION

    In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS
No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company adopted this standard in fiscal 1999 and the implementation of this standard did not have any impact on its financial statements.

ADVERTISING COSTS

    Advertising costs are expensed as incurred.

INCOME TAXES

    Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

RECLASSIFICATIONS

    Certain accounts in the prior year consolidated financial statements have been reclassified for comparative purposes to conform with the presentation in the current year consolidated financial statements. These reclassifications have no effect on the previously reported income.

                          PROVIDENTIAL HOLDINGS, INC.

                                  (UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

COMPREHENSIVE INCOME

    Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS No. 130"), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity, except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company adopted this standard in fiscal 1999 and the implementation of this standard did not have a material impact on its financial statements.

REPORTING OF SEGMENTS

    Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS No. 131"), which supersedes Statement of Financial Accounting Standards No. 14, Financial Reporting for Segments of a Business Enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

PENSION AND OTHER BENEFITS

    In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, Employers' Disclosures about Pensions and Other Post-retirement Benefits ("SFAS No. 132"), which standardizes the disclosure requirements for pensions and other post-retirement benefits. The Company adopted this standard in fiscal 1999 and the implementation of this standard did not have any impact on its financial statements.

ACCOUNTING DEVELOPMENTS

    In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("ASEC of AICPA") issued Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", effective for fiscal years beginning after December 15, 1998. SOP No. 98-1 requires that certain costs of computer software developed or obtained for internal use be continued capitalized and amortized over the useful life of the related software. The Company does not expect that the adoption of this standard will have a material impact on its financial statements.

                          PROVIDENTIAL HOLDINGS, INC.

                                  (UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the Costs of Start-up Activities", and effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The Company does not expect that the adoption of this standard will have a material impact on its financial statements.

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", effective for fiscal years beginning after June 15, 1999, which has been deferred to June 30, 2000 by publishing of SFAS No. 137. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. This Statement requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The accounting for changes in the fair value of a derivative instrument depends on its intended use and the resulting designation. The Company does not expect that the adoption of this standard will have a material impact on its financial statements.

NOTE 2--PROPERTY AND EQUIPMENT

    Property and equipment consists of the following at May 31, 2000:

                                                                          ESTIMATED
                                                               AMOUNT    USEFUL LIFE
                                                              --------   -----------
Equipment and fixtures......................................   $  419    5-7 years
Building/Leasehold improvements.............................    1,781    5-25 years
                                                               ------
                                                                2,200
Less: accumulated depreciation and amortization.............      209
                                                               ------
Property and Equipment, net.................................   $1,991
                                                               ======

    Depreciation and amortization expense for the years ended June 30, 1999 and 1998 was approximately $80 and $39, respectively.

NOTE 3--GOODWILL

    The Company has goodwill resulting from a business combination with Prima and Providential. Goodwill is being amortized on the straight-line method over fifteen (15) years. The amortization expense for the five months ended May 31, 2000 amounted to approximately $351.

NOTE 4--INCOME TAXES

    No provision has been made in the accompanying consolidated financial statements for income tax expense as a result of the current operating loss and net operating loss ("NOL") carryforwards.

    Differences between income tax benefits computed at the Federal statutory rate (34%) and reported income taxes for 1999 and 1998 are primarily attributable to the valuation allowance for the NOL and other permanent differences.

                          PROVIDENTIAL HOLDINGS, INC.

                                  (UNAUDITED)

NOTE 4--INCOME TAXES (CONTINUED)
    As of June 30, 1999 the Company's total deferred tax assets relate primarily to NOL carryforwards, and the tax effect of differences in financial and income tax reporting for amortization methods, and the related valuation allowance. Management concluded a full valuation allowance on the deferred tax assets was appropriate due to the Company's failure to file its federal and state tax returns.

    As of June 30, 1999, the Company estimated the available NOL carryforwards are subject to certain limitations, which will expire on various dates through 2020. The amount and utilization of the NOL carryforwards cannot be determined at June 30, 1999 based upon the information available.

NOTE 5--COMMITMENTS AND CONTINGENCIES

LEASING ARRANGEMENTS

    The Company leases its New York and Los Angeles offices through five-year non-cancelable lease agreements expiring in December 2002 and December 2003, respectively. In addition, the Company leases certain equipment under non-cancelable operating leases that expire in the year ending June 30, 2004.

    Future minimum rental commitments under such noncancellable operating leases as of June 30, 1999 are as follows:

FOR THE YEAR
ENDING JUNE 30,                                        AMOUNT
---------------                                       --------
    2000............................................    $131
    2001............................................     133
    2002............................................     135
    2003............................................      98
    2004............................................      28
                                                        ----
      Total.........................................    $525
                                                        ====

    Rent expense for the years ended June 30, 1999 and 1998 was $99 and $83, respectively.

CONTINGENCY

    In December 1997, Prima entered into an Agreement with an unrelated third Party to sell certain assets and liabilities. Pursuant to this Agreement, Prima assigned the studio lease to the buyer. The future commitments under the lease at June 30, 1999 amounted to $784 through October 2007. Prima is contingently liable for these commitments in case the buyer is in defaults on such payments.

LITIGATION

    Prima is named as a defendant in an action filed by a bank in February 1997. The bank is seeking to enforce the terms of certain promissory notes allegedly guaranteed by Prima and collateralized by substantially all assets of Prima. At the time of the commencement of the action, the balance was $503 together with interest thereon from January 30, 1997. On May 6, 1999, a judgement was entered against the defendants in this matter, including Prima. However, the judgement provides that to the

                          PROVIDENTIAL HOLDINGS, INC.

                                  (UNAUDITED)

NOTE 5--COMMITMENTS AND CONTINGENCIES (CONTINUED) extent Prima is required to pay any sums to the bank, Prima is entitled to a judgement against Edward Stein, a co-defendant.

    Since Prima cannot determine whether the co-defendant has sufficient assets to reimburse Prima for any potential loss, Prima has established a reserve of $503.

SEC INJUNCTION

    In April 1997, the Company consented to the entry against it of a permanent injunction obtained by the SEC for the Company's failure to file reports on a timely basis. Up to April 1997, the Company had not filed timely with the SEC the annual report on Form 10-KSB for the year ended June 30, 1996, the interim reports on Form 10-QSB for the quarters ended September 30, and December 31, 1996. Subsequent to the consent of the injunction, the Company failed to file timely the interim report on Form 10-QSB for the quarter ended March 31, 1997; the annual report on Form 10-KSB for the years ended June 30, 1998 and 1997; and the interim reports on Form 10-QSB for the quarters ended September 30, December 31, 1997 and September 30, December 31, 1998 and March 31, 1999. The Company has since filed each of the reports mentioned in the civil action.

    However, this Annual Report for the year ended June 30, 1999 is being filed late and the Company is still delinquent with the filing of its Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999. The Company intends to file this Quarterly Report within the next week. Management believes that its violation of the SEC injunction will not have a material adverse effect on the financial position of the Company.

NOTE 6--STOCKHOLDERS' EQUITY

PREFERRED STOCK OF SUBSIDIARY

SERIES A CONVERTIBLE PREFERRED STOCK

    In May 1998, Diva-Florida commenced a private placement offering of its common stock, wherein it proposed to sell up to 500,000 shares of common stock at a price of $2.00 per share. As of June 30, 1998, 221,000 shares of common stock were sold for $442. These shares were subscribed and not yet formally issued at April 28, 1999. In connection with the Acquisition (see Note 1), the subscribers of the 200,000 Diva-Florida's shares converted their subscribed shares to 200 shares of Diva-Delaware's Series A Convertible Preferred Stock (the "Series A Preferred"). Diva-Florida returned $42 to the subscriber who held 21,000 subscribed shares of Diva-Florida's common stock. In connection with the conversion, Diva-Delaware authorized the designation of 1,721 shares of the Series A Preferred. The Company incurred $30 of placement agent fees in connection with this offering.

PREFERRED STOCK OF SUBSIDIARY

SERIES A CONVERTIBLE PREFERRED STOCK

    Diva-Delaware immediately commenced a private placement offering of its Series A Preferred after the Acquisition (see Note 1), wherein it proposed to sell up to 750 shares of Series A Preferred at a price of $2,000 per share. At June 30, 1999, 375 shares of the Series A Preferred were sold for $750, which was received in cash and 375 shares were subscribed for $750. The balance is payable when

                          PROVIDENTIAL HOLDINGS, INC.

                                  (UNAUDITED)

NOTE 6--STOCKHOLDERS' EQUITY (CONTINUED)
Diva-Delaware files an amendment to the registration statement for the shares of its common stock underlying the Series A Preferred which amendment incorporates the audited financial statements for the fiscal year ended June 30, 1999. The Company incurred $30 of placement agent fees in connection with this offering.

    The Series A Preferred holders are entitled to receive cumulative preferential dividends at $60 per share per annum, payable annually on each anniversary date of issuance. In the option of the Diva-Delaware, such dividend may be paid in cash or in shares of Diva-Delaware's common stock valued at the Conversion Rate, as defined. As of June 30, 1999, total cumulated dividends amounted to $9. In addition, the Series A Preferred are subject to certain conversion, redemption, and liquidation provisions, as defined in the Certificate of Designation.

SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK

    In connection with the Acquisition (see Note 1), JRCI converted $3,000 of debt, owned to it by Diva-Florida and Subsidiaries, into 3,000 shares of Series B Redeemable Convertible Preferred Stock (the "Series B Preferred") of Diva-Delaware. In connection with the conversion, Diva-Delaware authorized the designation of 3,000 shares of Series B Preferred.

    The Series B Preferred holders are entitled to receive cumulative preferential dividends at $30 per share per annum, payable annually on each anniversary date of issuance. In the option of the Diva-Delaware, such dividend may be paid in cash or in shares of Diva-Delaware's common stock valued at the Conversion Rate, as defined. As of June 30, 1999, total cumulated dividends amounted to $23. In addition, the Series B Preferred are subject to certain conversion, redemption, and liquidation provisions, as defined in the Certificate of Designation.

OPTION AGREEMENT

    JRCI and Diva-Delaware also entered into an Option Agreement giving JRCI the option to purchase additional shares of Diva-Delaware's Common stock at its par value of $.001 per share in order for JRCI to maintain JRCI's ownership of the outstanding shares of Diva-Delaware's common stock at no less than 65%. The option expires when all of the shares of Diva-Delaware's Series A Preferred have been converted into shares of Diva-Delaware's common stock.

NOTE 7--MINORITY INTEREST

    The minority interest is held by a small group of outside investors who own approximately 23% of Diva-Delaware. Since the minority interest is a debit balance on the consolidated balance sheet, the minority's interest in any future losses and gains are not being recorded until the aggregate of such prior losses and accumulated deficit equals the aggregate of future profits and losses.

NOTE 8--GOING CONCERN UNCERTAINTY

    As shown in the accompanying financial statements, the Company incurred a net loss of $1,310 during the year ended June 30, 1999. As of June 30, 1999, the Company's current liabilities exceeded its current assets by $1,236, and its total liabilities exceeded its total assets by $805. These factors, as well as the uncertain conditions that the Company faces in its day-to-day operations, create an uncertainty as to the Company's ability to continue as a going concern. The financial statements do not

                          PROVIDENTIAL HOLDINGS, INC.

                                  (UNAUDITED)

NOTE 8--GOING CONCERN UNCERTAINTY (CONTINUED) include any adjustments that might be necessary should the Company be unable to continue as a going concern.

    Management has taken action and is formulating additional plans to strengthen the Company's working capital position and generate sufficient cash to meet its operating needs through June 30, 2000 and beyond. No assurances can be made that the management will be successful in achieving its plan.

DANIEL J. HOLLAND, CPA
Member: California Society of CPA's American Institute of CPA's
1 Arcilla
Rancho Santa Margarita, CA 92688
FAX: (949) 888-8679

INDEPENDENT AUDITOR'S REPORT

Shareholders
Providential Securities, Inc.
Fountain Valley, California

    I have audited the accompanying balance sheet of Providential
Securities, Inc. as of December 31, 1999 and 1998 and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audits.

    I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

    In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Providential Securities, Inc. as of December 31, 1999 and 1998 and its results of operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

    My audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedules of Net Capital Requirement on pages 16 and 17 are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements, and in my opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                      /s/ DANIEL J. HOLLAND
                                                      CERTIFIED PUBLIC
                                                      ACCOUNTANT

Rancho Santa Margarita, California
March 27, 2000

                         PROVIDENTIAL SECURITIES, INC.

                                 BALANCE SHEETS

                        AS OF DECEMBER 31, 1999 AND 1998

                                                                AS OF DECEMBER 31,
                                                             -------------------------
                                                                1999          1998
                                                             -----------   -----------
ASSETS
Current Assets:
  Cash in Bank.............................................  $   199,293   $   432,860
  Accounts Receivable......................................      587,855        91,398
  Inventoried Securities...................................      315,066       190,488
  Marketable Securities....................................      121,320       136,485
  Prepaid Expenses.........................................      226,500        27,051
  Prepaid Acquisition Costs................................      600,000            --
  Other Assets.............................................       39,946        14,846
  Advance to Shareholder...................................      123,203            --
                                                             -----------   -----------
    Total Current Assets...................................    2,213,183       893,128

Fixed Assets:
  Office Building..........................................    1,452,742     1,450,702
  Furniture & Fixtures.....................................       34,056        30,504
  Office Equipment.........................................      297,853       114,245
  Leasehold Improvements...................................           --        15,000
  Automobiles..............................................       81,103            --
  Residential Property.....................................      328,025            --
  Less: Accumulated Depreciation...........................     (184,229)      (80,060)
                                                             -----------   -----------
    Total Fixed Assets.....................................    2,009,550     1,530,391

Other Assets:
  Interest in Undeveloped Natural Resource (See
    Note 10)...............................................   26,500,000    26,500,000
  Escrow Deposit...........................................           --         5,000
  Deferred Tax Asset.......................................      136,127
  Deposits and Prepaid Rent................................       62,937        49,834
  Total Other Assets.......................................   26,699,064    26,554,834
                                                             -----------   -----------
                                                             $30,921,797   $28,978,353
                                                             ===========   ===========

                         PROVIDENTIAL SECURITIES, INC.

                                 BALANCE SHEETS

                        AS OF DECEMBER 31, 1999 AND 1998

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                AS OF DECEMBER 31,
                                                             -------------------------
                                                                1999          1998
                                                             -----------   -----------
Current Liabilities:
  Accounts Payable.........................................  $    88,697   $     9,395
  Current Portion-Notes Payable............................       24,838        14,002
  Accrued Salaries and Commissions.........................      209,601       212,746
  Advances from Shareholder................................           --        38,610
  Inventoried Short Positions..............................      299,345       176,615
  Security Deposits from Tenants...........................       18,651        19,487
  Payroll Taxes Payable....................................           --        16,865
                                                             -----------   -----------
    TOTAL CURRENT LIABILITIES..............................      641,132       487,720
Long Term Liabilities:
  Notes Payable............................................    1,492,364     1,245,145
                                                             -----------   -----------
  Total Long Term Liabilities..............................    1,492,364     1,245,145
                                                             -----------   -----------
    TOTAL LIABILITIES......................................    2,133,496     1,732,865
Stockholder's Equity
  Common Stock, no par value, 40,000,000 shares authorized,
  16,788,198 shares issued and outstanding.................       19,971        19,971
  Preferred Stock (Class A, Series I) $5.00 par value,
  10,000,000 shares authorized, 103,000 shares issued and
  outstanding..............................................      515,000
  Additional Paid in Capital...............................   28,111,198    26,767,700
  Retained Earnings........................................      142,132       457,817
                                                             -----------   -----------
    Total Stockholders' Equity.............................   28,788,301    27,245,488
                                                             -----------   -----------
                                                             $30,921,797   $28,978,353
                                                             ===========   ===========

                         PROVIDENTIAL SECURITIES, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                                 1999          1998
                                                              -----------   -----------
Revenue:
  Commissions & Fees........................................  $6,138,462    $3,680,030
  Principal Transactions....................................    (397,095)      (56,720)
  Other Income..............................................     132,655        79,047
                                                              ----------    ----------
    TOTAL REVENUE...........................................  $5,874,022    $3,702,357
                                                              ==========    ==========

Expenses:
  Automobile Expense........................................  $   10,548    $    4,578
  Accounting, Legal & Prof. Fees............................     264,983        56,026
  Bank and Finance Chares...................................       3,838         3,231
  Clearing Charges & Assessments............................   1,259,863       724,653
  Business Promotion & Advertising..........................      57,309         9,147
  Commissions...............................................   2,642,710     1,689,760
  Contract Labor............................................     170,684        59,948
  Charitable Contributions..................................      25,293        25,346
  Depreciation..............................................     104,169        53,259
  Equipment Lease...........................................     119,943        75,624
  Insurance & Bonding.......................................      39,502         9,320
  Interest..................................................     143,571       125,955
  Licenses, Permits and Registrations.......................      60,943        28,813
  Miscellaneous.............................................       8,651        25,761
  Office Expense............................................      79,044        79,964
  Repairs and maintenance...................................      27,123        27,491
  Penalties.................................................      10,739         7,325
  Pension Plan Contribution.................................          --            --
  Postage & Freight.........................................       9,770         6,156
  Quote Service and Market Fees.............................     738,641       188,119
  Rent......................................................      27,862        51,234
  Seminars and Training Material............................       1,000         7,050
  Salaries..................................................     340,415       133,159
  Payroll Taxes.............................................      31,067        12,799
  Property Tax..............................................      13,133         8,741
  Telephone.................................................     174,310        91,951
  Travel....................................................      26,150        15,431
  Utilities.................................................      26,771        26,576
                                                              ----------    ----------
    TOTAL EXPENSES..........................................  $6,418,032    $3,547,417
                                                              ==========    ==========
INCOME (LOSS) FROM OPERATIONS...............................  $ (544,010)   $  154,940

                         PROVIDENTIAL SECURITIES, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1999          1998
                                                              -----------   ----------
INCOME (LOSS) FROM OPERATIONS
  (From the Previous Page)..................................   $(544,010)    $154,940

Other Income:
  Interest Income...........................................      90,557       26,323
  Rental Income.............................................      53,080       74,462
                                                               ---------     --------
NET INCOME (LOSS) BEFORE TAXES..............................    (400,373)     155,725

(Provision) Benefit for Taxes on Income.....................     135,327         (800)
                                                               ---------     --------
Net Income (Loss)...........................................    (265,046)     254,925
Retained Earnings--Beginning................................     457,817      202,892
Unrealized loss on Marketable Securities....................     (15,165)          --
Dividends Paid on Preferred Stock...........................     (35,474)          --
                                                               ---------     --------
Retained Earnings--Ending...................................   $ 142,132     $457,817
                                                               =========     ========

                         PROVIDENTIAL SECURITIES, INC.

                   STATEMENTS OF CHANGES IN OWNERSHIP EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                              YEAR ENDED DECEMBER 31,
                                                             -------------------------
                                                                1999          1998
                                                             -----------   -----------
Common Stock:
  Beginning Balance........................................  $    19,971   $    19,971
  Changes during the year..................................           --            --
                                                             -----------   -----------
  Ending Balance...........................................  $    19,971   $    19,971
                                                             -----------   -----------
Preferred Stock:
  Beginning Balance........................................  $        --   $        --
  Subscriptions Sold.......................................      515,000            --
                                                             -----------   -----------
  Ending Balance...........................................  $   515,000   $        --
                                                             ===========   ===========
Additional Paid in Capital:
  Beginning Balance........................................  $26,767,700   $   267,700
  Additional Paid in Capital Contributed during the year...    1,343,498    26,500,000
                                                             -----------   -----------
  Ending Balance...........................................  $28,111,198   $26,767,700
                                                             ===========   ===========
Retained Earnings:
  Beginning Balance........................................  $   457,817   $   202,892
  Adjustments:
  Dividends Paid on Preferred Stock........................      (35,474)           --
  Unrealized Loss on securities............................      (15,165)
  Profit (Loss) for the year...............................     (265,046)      254,925
                                                             -----------   -----------
  Ending Balance...........................................  $   142,132   $   457,817
                                                             ===========   ===========

    Additional information: During the year ended December 31, 1998, the Company altered its capital stock structure. It authorized a total of 40 million shares of common stock with no par value. Further, it authorized two separate classes of preferred stock each with 10 million shares authorized and with par value set for each class at $5 per share.

                         PROVIDENTIAL SECURITIES, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                  1999         1998
                                                              ------------   ---------
Cash flows from Operating Activities:
Net Income (Loss)...........................................  $  (265,046)   $254,925
Adjustments to reconcile net income to net cash provided by
  operations:
  Depreciation of Property and Equipment....................      104,169      53,260
  Increase in accounts receivable...........................     (496,457)    (25,029)
  Increase (Decrease) in deposits & Prepaid rent............       (8,103)     19,089
  Increase in prepaid expenses..............................     (199,449)    (19,238)
  Increase in Acquisition Costs.............................     (600,000)         --
  (Increase) Decrease in other assets.......................      (25,100)    (14,846)
  Increase in Inventoried Positions (net)...................       (1,848)    (13,873)
  Increase in Deferred Tax Asset............................     (136,127)         --
  Increase (Decrease) in Accounts Payable...................       79,302     (13,912)
  Increase (Decrease) in payroll Tax payable................      (16,865)      6,453
  Increase (Decrease) in accrued Salaries and commissions...       (3,145)    154,277
  Increase (Decrease) in other Liabilities..................         (836)     18,687
                                                              -----------    --------
    Total Adjustments.......................................   (1,304,459)    164,868
                                                              -----------    --------
Net Cash Provided (Used) by Operations......................   (1,569,505)    419,793

Cash Flows from Investing Activities:
  Purchase of fixed assets..................................     (294,725)   (250,882)
  Purchase of marketable securities--Net of unrealized
    loss....................................................           --          --
  Increase (Decrease) in advance from shareholder...........     (123,203)     55,666
  Increase (Decrease) in advance from shareholder...........      (38,610)     38,610
                                                              -----------    --------
  Net Cash Used in Investing Activities.....................     (456,538)   (156,606)
Cash Flows from Financing Activities:
  Reduction in principal on Mortgage Payable................  $   (30,548)       (853)
  Additional Paid in Capital................................    1,343,498          --
  Preferred Stock Offering..................................      515,000          --
  Shareholder Dividends and Distributions...................      (35,474)         --
                                                              -----------    --------
  Net Cash Provided (Used) in
    Financing Activities....................................    1,792,476        (853)
    Net Increase (Decrease) in Cash.........................     (233,567)    262,334
    Cash at Beginning of Year...............................      432,860     170,526
                                                              -----------    --------
    Cash at End of Year.....................................  $   199,293    $432,860
                                                              ===========    ========

SUPPLEMENTARY INFORMATION:

    The Company expended $143,571 in 1999 and $125,955 in 1998 for interest and $800 in 1999 and $800 in 1998 for income taxes. The Company treats cash in banks and in certificates of deposit with maturities of 90 days or less as cash equivalents for purposes of this statement.

    NON-CASH TRANSACTIONS (YEAR ENDED DECEMBER 31, 1999):

    The Company incurred $288,603 of debt in order to finance the acquisition of an equal amount of residential property and automobile equipment.

    The Company incurred $600,000 of capitalized acquisition costs in exchange for an equal amount of Additional Paid-in-Capital.

    NON-CASH TRANSACTIONS (YEAR ENDED DECEMBER 31, 1998):

    The Company incurred $1,260,000 of debt in order to finance the acquisition of an equal amount of buildings and improvements.

    The Company acquired Undeveloped natural Resources in the amount of $26,500,000 in exchange for an equal amount of Additional Paid-in-Capital.

                         PROVIDENTIAL SECURITIES, INC.

                       NOTES TO THE FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

    Providential Securities, Inc. ("the Company") was incorporated in the State of California on October 8, 1992. It operates a securities brokerage service in Fountain Valley, California with two licensed branch offices in Alhambra, CA and New York City, NY. The Company is also registered to offer securities in various other states as well. The principal market for the Company's services are individual investors that are located throughout the United States. The Company buys and sells securities for its customers through a number of different markets, utilizing a brokerage clearinghouse to transact the trades. The Company also instituted a Day-trading department during the year ended December 31, 1998 which enabled it to cater to its clientele that are more active in day-treading activity.

    The financial statements of the Company have been prepared using the accrual basis of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

    ACCOUNTS RECEIVABLE

    The Company does not provide for an allowance for doubtful account. Accounts receivable primarily represent the commissions earned during the previous month which are always paid by the company's clearing house prior to the end of the subsequent month.

    PROPERTY AND EQUIPMENT

    The Company records the purchase of property and equipment at its historical cost and depreciates these assets using the straight line method over the following estimated useful lives:

    Furniture, equipment, and automobiles 5 years

    Buildings and improvements 29 years

    INCOME TAXES

    Through the year ended December 31, 1998 the Company, with the consent of its stockholders, has elected to be taxed as an S-Corporation for federal and state income tax purposes. As a result, the individual stockholders are taxed personally on their proportionate share of the income and expense of the corporation. Consequently, no provision for corporate income tax had been made in the financial statements.

    During the year ended December 31, 1999, the Company authorized and issued a preferred class of stock (see Note 10) which caused the subchapter S election to become invalid beginning in 1999. As a result, income taxes are now provided for the effects of transactions reported in the financial statements and consist of the future benefit resulting from the carryforward of the current year net operating loss (net operating losses cannot be carried back to years in which an S-election was in effect.) It is conservatively estimated that the current loss will yield future benefits at the rate of 25%

                         PROVIDENTIAL SECURITIES, INC.

                               DECEMBER 31, 1999

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED) of the operating loss from the federal government and 9% from the state jurisdictions in which it operates (primarily California).

NOTE 2--ADVANCES DUE TO/FROM SHAREHOLDER

    During the years ended December 31, 1999 and 1998, the Company advanced monies to, and was advanced monies from, certain of its shareholders. No interest receivable or payable was accrued on these advances during the years ended December 31, 1999 or 1998 as the monies are rarely outstanding for more than one month.

NOTE 3--MARKETABLE SECURITIES

    The Company held certain marketable equity securities as of December 31, 1999 and 1998 as follows:

                                                                COST     MARKET VALUE
                                                              --------   ------------
As of December 31, 1999:
  Jockey Club--1,500 shares.................................  $  3,768     $      0
  Tri-Kal Intnl--15,165 shares..............................   141,241      121,320
                                                              --------     --------
    Total...................................................  $145,009     $121,320
                                                              ========     ========
As of December 31, 1998:
  Jockey Club--1,500 shares.................................  $  3,768     $      0
  Tri-Kal Intnl--15,165 shares..............................   141,241      136,485
                                                              --------     --------
    Total...................................................  $145,009     $136,485
                                                              ========     ========

    These securities are traded on a bulleting board service and the market valuation is based upon the offering price determined by the securities' market maker. The Company records its marketable securities at the lower of its aggregate cost or market value. As of December 31, 1999 and 1998 the market value was lower than the aggregate cost and therefore the Company recorded the unrealized losses (the write down in the year ended December 31, 1998 had been recorded in a year prior to that.)

NOTE 4--OFFICE BUILDING

    On January 8, 1998, the Company purchased an office building in Fountain Valley, California containing approximately 20,000 square feet of usable office space. The purchase price of the building, which includes the approximately .95 acres that it is situated upon was $1,400,000. The property is encumbered by a first trust deed mortgage that is explained in Note 7 to these financial statements.

    The Company leases out approximately 6,000 square feet of the building to an unrelated tenant. The lease is set to expire in December, 2003 and calls for minimum monthly rent in the amount of $6,217.

                         PROVIDENTIAL SECURITIES, INC.

                               DECEMBER 31, 1999

NOTE 5--RESIDENTIAL PROPERTY

    In January, 1999 the Company purchased a single family residential dwelling in Irvine, California in order to be able to provide temporary housing for investors, shareholders, and management members who are visiting the Company's headquarters, which are located in close proximity to the property. The property is encumbered by a first trust deed that is explained in Note 7 to these financial statements.

NOTE 6--INTEREST IN UNDEVELOPED NATURAL RESOURCE

    On or about September 28, 1998, the Company entered into an agreement with a previously unrelated party whereby the Company issued 2,650,000 of its authorized common stock (representing 17.15% of the total issued at that time) in exchange for an interest in a parcel of undeveloped property in Coos Bay, Oregon. The property consists of approximately 80 acres of raw land which contains a magnitude of volume exceeding ten million tons of commercial quality industrial silica sand deposits. The Company commissioned an evaluation of the marketable value of the silica deposits and its was determined by an independent study that the aftermarket value of the extracted sand was between $53 million and $600 million.

    The parties agreed to utilize one-half of the lowest valuation in order to maintain conservatism and to minimize the dilution of its outstanding shares of stock. The new shareholders previously had relations with the Company, one of whom was and still is a registered representative and the other was an original incorporator.

    Prior testing and analysis have indicated that the deposit is suitable for many commercial applications. Management intends to conduct a feasibility study, and to begin the permitting process for future development. Initially, management plans to utilize the least capital intensive method of development to establish a positive cash flow from the property and thereafter rely upon the initial cash flows to fund future, more elaborate development processes. No time table has yet been set for this endeavor.

NOTE 7--MORTGAGES AND NOTES PAYABLE

    The Company is indebted to two different banks for mortgages which secure the office building and residential properties referenced in Notes 4 and 5 respectively. The note was in the original amount of $1,260,000 for the office building and $227,500 for the residential property. The note for the office building is payable in adjustable fully amortized monthly installments of principal and interest over a period of twenty-five years. Interest accrues based upon the Low New York Prime Rate plus 1.75%. The rate commenced at 10% and as of December 31, 1999 the rate was at 10.0%. The outstanding principal, including accrued interest, as of December 31, 1999 was $1,232,796 and the current payment amount was $11,463.

    The note for the residential property is payable in adjustable fully amortized monthly installments of principal and interest over a period of thirty years beginning in January, 1999. Interest can vary between its initial rate o 6.5% and a maximum of 12.25%. The rate as of December 31, 1999 was 8.04%, the outstanding principal was $227,229, and the current payment amount was $1,524.

    The Company is also liable for two separate loans which secure two automobiles that have a net book value of $68,353 as of December 31, 1999. The outstanding balance of the loans as of

                         PROVIDENTIAL SECURITIES, INC.

                               DECEMBER 31, 1999

NOTE 7--MORTGAGES AND NOTES PAYABLE (CONTINUED)
December 31, 1999 was $57,177, and the loans are payable in monthly payments of principal and interest totaling $1,416. The loans are both scheduled to be paid in full during the year 2004.

    Future maturities for the mortgages and notes payable are as follows:

Twelve months ended December 31,     2000        $   24,838
                                     2001            27,867
                                     2002            31,303
                                     2003            35,211
                                     2004            32,833
                                     Thereafter   1,365,150
                                                 ----------
Less: Current Portion                             1,517,202
                                                    (24,838)
                                                 ----------
Long Term Portion                                $1,492,364
                                                 ==========

NOTE 8--COMMITMENTS AND OBLIGATIONS

    In November, 1997 the Company entered into a lease agreement for office space in Beaverton, Oregon which houses an offsite office. The lease expires in November, 2000. Minimum monthly rent after the first three months (which were rent free) is set at $2,495 for the balance of the lease term.

    The Company is also obligated under nine separate computer equipment, communications equipment, vehicle and software leasing agreements. The leases have various expiration dates, none of which extend beyond the year 2002. The agreements also have various buy-out and renewal terms, however, they are all treated as operating leases. The current monthly rent payment on all of these leases totals $15,346 and during the year ended December 31, 1999 $166,316 was expended on these rental payments. The minimum annual lease payments during the course of these facilities and equipment leases are as follows:

                                           AMOUNT
                                         ----------
Year ending December 31,     2000        $  164,961
                             2001            39,813
                             2002             8,204
                                         ----------
                                         $  212,978
                                         ==========

NOTE 9--PENSION PLAN

    The company has instituted a defined contribution pension plan for its employees. The terms of the plan are such that management has the discretion to contribute up to 15% of the applicable wages for each qualified employee each year. The Company elected not to make a contribution for 1999 or 1998.

                         PROVIDENTIAL SECURITIES, INC.

                               DECEMBER 31, 1999

NOTE 10--PREFERRED STOCK

    During the year ended December 31, 1999 the Company placed a subscription offering for its newly authorized Series I, Class A Preferred stock. There were 10,000,000 shares authorized, of which 103,000 shares were issued at $5.00 per share. During the most recent year end $35,474 was paid out in dividends to the shareholders of this class of stock, representing a 12% dividend rate. The shares are preferred as to dividends and as to convertibility.

NOTE 11--CONCENTRATIONS OF RISK

    The Company currently utilizes one single brokerage clearing house to transact all of its trades. Although there are a limited number of clearing houses, management believes that other clearing houses could provide similar services on comparable terms. In fact, the company changed to a different clearing house at more favorable terms during the past year. The current firm provides $24.5 million in investor protection for each account (in addition to the SIPC protection of $500,000) and also enables the Company to provide day-trading and on-line investing opportunities for its customers.

NOTE 12--SUBSEQUENT EVENTS

    Effective January 14, 2000, the Company's Board of Directors entered into a business combination agreement with the Board of Directors of a publicly traded company, J.R. Consulting, Inc. ("JRCI"), a Nevada Corporation. On January 12, 2000, the company changed its name from JR Consulting, Inc. to Providential Securities, Inc., and then again changed to Providential Holdings, Inc.

    Under the terms of the agreement, JRCI issued 40 million shares of its restricted common stock to the shareholders of PSI as consideration for all of the outstanding shares of PSI, resulting in 53,381,258 issued and outstanding shares of JRCI. The new entity then declared a two-for-one reverse stock split, resulting in 26,690,629 issued and outstanding shares of PRVH. The former shareholders of PSI control approximately 74.9% of the PRVH stock and the former Board of Directors of PSI were elected as Board of Directors of PRVH.

    The new management of PRVH does not anticipate any changes in the operations of the former PSI, however, the board has elected to dispose of all of the shares of a former subsidiary of JRCI, DIVA Entertainment, Inc., which operates a modeling agency in New York.

    During the year ended December 31, 1999, PSI incurred certain direct acquisition costs related to this combination in the amount of $600,000. Under the guidance of APB Opinion 16, those costs have been capitalized in these financial statements.

NOTE 13--ESTIMATES AND CLAIMS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    Due to the nature of its core business, the Company has been, and continues to be, named as a defendant in customer complaints. Some of these complaints have been dismissed and some have been

                         PROVIDENTIAL SECURITIES, INC.

                               DECEMBER 31, 1999

NOTE 13--ESTIMATES AND CLAIMS (CONTINUED) settled for damages that had a less than material impact on the financial statements. The Company does continue to be a defendant in a number of cases that have been filed with NASD Dispute Resolution and involve amounts that would have a material impact on the financial statements. The Company's counsel has not begun discovery in these matters, so it is unable to predict the outcome, however, management intends to vigorously defend these claims.

    The Company has also undergone an NASD examination during the year ended December 31, 1999. Management expects the NASD to assess monetary fines as a result of their examination, however, it cannot yet be determined if the assessments will have a material impact on the financial statements.

NOTE 14--SCHEDULE OF NET CAPITAL REQUIREMENT

    The accompanying schedule of net capital requirement (included in supplementary information) determines the Company's compliance with the Securities Exchange Commission's net worth requirements.

                           SUPPLEMENTARY INFORMATION

                         PROVIDENTIAL SECURITIES, INC.

                      SCHEDULE OF NET CAPITAL REQUIREMENT-

                             UNDER SEC RULE 15C3-1

                      FOR THE YEAR ENDED DECEMBER 31, 1999

Aggregate Indebtedness......................................                $    316,949
                                                                            ============

Net Capital Computation:

Stockholder's Equity:
  Capital Stock.............................................  $    19,971
  Preferred Stock...........................................      515,000
  Paid in Capital...........................................   28,111,198
  Retained Earnings.........................................      142,132
                                                              -----------
  Adjusted Net Worth........................................                $ 28,788,301

  Subordinated Loans........................................                         N/A

  Total Available Capital...................................                  28,788,301

  Non-Allowable Assets:
    Loans to Shareholders...................................  $   123,203
    Undeveloped Property....................................   26,500,000
    Furniture and Fixtures..................................       34,056
    Office equipment........................................      297,853
    Buildings and Improvements..............................      136,513
    Automobile..............................................       81,103
    Deferred Tax Asset......................................      136,127
    Deposits & prepaid Expenses.............................      929,383
                                                              -----------

  Total Non-Allowable Assets................................                 (28,238,238)

  Tentative Capital.........................................                     550,063

  Haircuts..................................................                    (123,203)
                                                                            ------------

  Net Capital...............................................                $    426,860
                                                                            ============

  Ratio of Aggregate Indebtedness to Net Capital:        AI/NC = 316,949/426,860
= 0.74

    Additional Note: Difference exists between the above net capital figure and that which was submitted by the audited firm.

                         PROVIDENTIAL SECURITIES, INC.

                      SCHEDULE OF NET CAPITAL REQUIREMENT-

                             UNDER SEC RULE 15C3-1

                      FOR THE YEAR ENDED DECEMBER 31, 1999

Aggregate Indebtedness......................................                $    297,103
                                                                            ============

Net Capital Computation:

Stockholder's Equity:
  Capital Stock.............................................  $    19,971
  Paid in Capital...........................................   26,767,000
  Retained Earnings.........................................      457,817
                                                              -----------
  Adjusted Net Worth........................................                $ 27,245,488

  Subordinated Loans........................................                         N/A

  Total Available Capital...................................                  27,245,488

  Non-Allowable Assets:
    Undeveloped Property....................................   26,500,000
    Furniture and Fixtures..................................       30,504
    Office equipment........................................      114,245
    Buildings and Improvements..............................      126,495
    Prepaid Expenses deposits...............................       96,731
                                                              -----------

  Total Non-Allowable Assets................................                 (26,867,975)

  Tentative Capital.........................................                     377,513

  Haircuts..................................................                    (171,325)
                                                                            ------------

  Net Capital...............................................                $    206,188
                                                                            ============

  Ratio of Aggregate Indebtedness to Net Capital:        AI/NC = 297,103/206,188
= 1.44

    Additional Note: Difference exists between the above net capital figure and that which was submitted by the audited firm.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The company's articles of incorporation do not have any provisions dealing with indemnification.

    The bylaws of the company provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the company or is or was serving at the request of the company or for its benefit as a director or officer of another company, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the company. Such rights of indemnification are not exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and they are entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law or otherwise, as well as their rights as set forth above.

    In addition, the corporation laws of the States of California and Nevada set forth indemnification provisions as set forth in the prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following sets forth the costs and expenses, all of which shall be borne by the company, in conation with the offering of the common stock pursuant to this registration statement.

USE OF PROCEEDS

                                                         MAXIMUM OFFERING
                                                    --------------------------
                                                      AMOUNT*       PERCENT*
                                                    -----------   ------------
Transfer Agent Fee................................  $     1,000   less than 1%
Printing Costs....................................  $    10,000   less than 1%
Legal Fees........................................  $    25,000   less than 1%
Accounting Fees...................................  $     5,000   less than 1%
Working Capital...................................  $21,523,000      99.8%
                                                    ===========
  Total...........................................  $21,564,000

------------------------

*   Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

DIVA-FLORIDA.

    In May 1998, Diva Entertainment, Inc.-Florida sold 221,000 shares of its Series A Convertible Preferred Stock at a price of $2.00 per share, resulting in total proceeds of $442,000. Commissions of $30,000 were paid in connection with such sales. The proceeds were applied to working capital. Pursuant to the reorganization, which became effective in April 1999, 200,000 of these shares were exchanged for 200 shares of Series A Convertible Preferred Stock of Diva-Delaware. The balance of 21,000 shares was redeemed by Diva-Florida.

DIVA-DELAWARE.

    In February through April 1999, Diva Entertainment, Inc. -Delaware conducted a private offering of 750 shares of Series A Convertible Preferred Stock at a price of $2,000.00 per share. On June 30, 1999, 375 shares of the Series A Preferred were sold for $750,000 in cash and the company took subscriptions for an additional 375 shares for $750,000. The subscriptions and the payment of purchase price will be closed when Diva-Delaware files an amendment to the registration statement for the shares of its common stock underlying the Series A Preferred. The Company incurred $30,000 of placement agent fees in connection with this offering. These proceeds were used to finance capital expenditures and applied to working capital.

PROVIDENTIAL SECURITIES, INC.

(A) COMMON STOCK OFFERING.

    Providential Securities sold its common stock at the price of $1.25 per share to a total of eight individuals in October 1997. That offering resulted in the sale of a total of 101,198 shares for a aggregate consideration of $126,497.50. The 101,198 shares were exchanged for those of Providential Holdings, Inc. in relation to the Corporate Combination Agreement between Providential Holdings and Providential Securities, which resulted in total holdings of these eight individuals of 4,054,206 shares of common stock of Providential Holdings.

(B) PREFERRED STOCK OFFERING.

    In December 1998, Providential Securities sold it preferred stock at the price of $5.00 per share to a total of 22 individuals and firms. This offering resulted in the sale of a total of 103,000 shares for aggregate consideration of $515,000. Under the terms of the Corporate Combination Agreement between the company and Providential Securities, all of the holders of the preferred stock will either convert their shares into shares of common stock of the company on the basis of one share of common stock for each share of preferred stock, or will enter into a convertible promissory note, in the amount of their original investment resulting in the issuance of preferred stock, having a right to convert into common stock at the conversion price of $5.00 per share, with a conversion right limited to two years from the date of closing. The company has executed a convertible promissory note in favor of each of these shareholders.

PROVIDENTIAL HOLDINGS, INC.

    The company has issued convertible promissory notes in the principle amount of $1,750,000 in order to raise capital for the company's operations and acquisition of certain corporate opportunities, to three investors (this offering has now been closed).

    The notes are demand notes that have a six-month term and bear interest at 8% annually, unless the notes are in default, in which instance the interest rate will increase to 12% annually. The notes bear a redemption premium, based upon the date of redemption equal to: (i) 5% if within the first

60 days; (ii) 10% if within the second 60 days; (iii) 15% if within the third
60 day-period, and (iv) 20% if redeemed after 181 days. On the 180th day, the company can require the holders to convert (if a registration statement is in effect) the notes into common stock. After the 180th day, only the holders can elect to convert; there is no right of the company to force conversion after that time. On the second anniversary, any remaining notes will automatically covert into shares of common stock (if a registration statement is in effect). If the conversion is at the direction of the company, then, in addition to the redemption amount, the company will also owe a 20% per annum rate of return on the redemption amount. If the conversion is at the direction of the holder, then the company will only owe the redemption amount. Under the Purchase and Security Agreement, notwithstanding any rights of conversion or exercise contained in the notes, the repricing warrants or purchaser warrants associated therewith, the holder agrees not to convert or exercise any notes, repricing warrants or purchaser warrants in excess of that number which, upon giving effect to such conversion or exercise, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the common stock following such conversion.

    The notes may be paid by tender of common stock of the company, with the conversion rate for the issuance of the common stock equal to the "closing price" on the date of initial purchase of the notes, which is the average of the closing bid price for the five previous trading days. Repricing warrants have also been issued in contemporaneous amounts, such that any decrease in the trading price of the stock will entitle the note holders to reset the exercise price to a lower price than that which existed on the closing date. The note purchasers are also entitled to a separate set of warrants, equal to 20% of the total purchase amounts of the notes acquired, allowing for an exercise price of 110% of the closing price and having a 5-year term.

    In accepting subscriptions for these convertible notes, the company has agreed to file a registration statement with respect to the company's common stock issuable upon conversion of the notes and any exercise of the warrants, with the initial filing to occur within 60 days of the first closing. A 2% per month penalty will accrue if the registration statement is not declared effective on or prior to the 181st day following the date of filing of this registration statement. The holders have the right to require repayment in cash if no registration statement is in effect on the 181st day.

    Under the Purchase and Security Agreement, each purchaser agrees, not to purchase, sell, make any short sale of, pledge, grant any option for the purchase or sale of or otherwise trade any of the company's common stock prior to the conversion of the bridge notes (other than a purchase of common stock from the company pursuant to the exercise of the warrant to the repricing warrant), without the prior written consent of the company.

    The placement agent for these notes is Sovereign Capital Advisors, LLC, which is entitled to a 10% finder's fee, a 3% non-accountable expense allowance and the right to acquire warrants to purchase common stock of the company at the rate of 5,000 warrants for each $100,000 of notes placed; as a total of $1,750,000 was raised, this entitles Sovereign to 100,000 warrants (which have not yet been issued). The exercise price on these warrants will be 110% of the market price of the company's common stock on the date on which a note or series of notes is placed. As part of the placement agreement between Sovereign and the company, Sovereign has the right of first refusal to act as placement agent for any future private financings of the company, whether of equity securities, convertible debt securities or securities or instruments convertible into or exchangeable for debt or equity securities of the company or similar transactions for a period of one year following the final closing of the offering.

ALL OFFERINGS.

    All of these sales were undertaken pursuant to the limited offering exemption from registration under the Securities Act of 1933 as provided in Rule 506 under Regulation D. These sales met the requirements of Rule 506 in that: (a) there are no more than, or the issuer reasonably believes that there are no more than, 35 purchasers of securities from the issuer in any offering under this section; and (b) each purchaser who is not an accredited investor is a "sophisticated investor," that is, the investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description. No commissions or fees were paid in connection with the above sales, except as noted.

ITEM 27.  EXHIBITS

    The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 28.  UNDERTAKINGS

    The undersigned company hereby undertakes to:

    (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) Include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Fountain Valley, State of California, on September 25, 2000.

                                                       PROVIDENTIAL HOLDINGS, INC.

                                                       By:             /s/ HENRY D. FAHMAN
                                                            -----------------------------------------
                                                                         Henry D. Fahman
                                                             HENRY D. FAHMAN, CHIEF EXECUTIVE OFFICER

                           SPECIAL POWER OF ATTORNEY

    The undersigned constitute and appoint Henry D. Fahman their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ HENRY D. FAHMAN
     -------------------------------------------       Chief Executive Officer/     September 25, 2000
                   Henry D. Fahman                       Chairman of the Board

                  /s/ TINA T. PHAN
     -------------------------------------------       Secretary/Vice President of  September 25, 2000
                    Tina T. Phan                         Operations/Director

                 /s/ DAVID BANERJEE                    Chief Financial Officer
     -------------------------------------------         (Principal Financial and   September 25, 2000
                   David Banerjee                        Accounting Officer)

                /s/ TIMOTHY D. FAHMAN
     -------------------------------------------       Vice President of Marketing  September 25, 2000
                  Timothy D. Fahman

                    /s/ NHI T. LE
     -------------------------------------------       Corporate                    September 25, 2000
                      Nhi T. Le                          Strategist/Director

                                 EXHIBIT INDEX

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
         2.1            Plan of Exchange between the company and Prima Eastwest
                          Model Management, Inc. (incorporated by reference to
                          Exhibit 2 to the Form 8-K filed on March 1, 1996).

         2.2            Corporate Combination Agreement between the company and
                          Providential Securities, Inc., effective on January 14,
                          2000 (incorporated by reference to Exhibit 10.12 to the Form 10-KSB filed on January 10, 2000).

         3.1            Articles of Incorporation (incorporated by reference to
                          Exhibit 3.1 of the Form S-18 declared effective on August 10, 1982).

         3.2            Amendment to Articles of Incorporation (incorporated by
                          reference to Exhibit 3.1 of the Form 10-KSB for the fiscal year ended June 30, 1995).

         3.3            Articles of Amendment to Articles of Incorporation (see
                          below).

         3.4            Certificate of Amendment to Articles of Incorporation (see
                          below).

         3.5            Bylaws (see below).

         4.1            Form Of Series 1 Bridge Notes Purchase And Security
                          Agreement between the company and investors, dated
                          March 27, 2000 (see below).

         4.2            Form of Series 1 Bridge Note executed by the company issued by the company to investors (see below).

         4.3            Form of Common Stock Purchase Warrant issued by the company to investors (see below).

         4.4            Form of Repricing Warrant issued by the company to investors
                          (see below).

         4.5            Form of Registration Rights Agreement between the company
                          and investors, dated March 27, 2000 (see below).

         4.6            Form of Common Stock Purchase Warrant to be issued by the
                          company to Sovereign Capital Advisors, LLC (see below).

         4.7            Form of convertible promissory note issued by the company to preferred shareholders of Providential Securities, Inc.
                          (see below).

         4.8            Consulting Agreement (see below).

         5              Opinion Re: Legality (see below).

        10.1            Escrow Agreement between the company and Warshaw Burstein
                          Cohen Schlesinger & Kuh, LLP, dated March 28, 2000 (see below).

        10.2            Placement Agency Agreement between the company and Sovereign
                          Capital Advisors, LLC, dated March 28, 2000 (see below).

        10.3            Guaranty Agreement between Henry Fahman and SovCap Equity
                          Partners, Ltd, dated March 28, 2000 (see below).

        10.4            Pledge Agreement between Henry Fahman and SovCap Equity
                          Partners, Ltd, dated March 28, 2000 (see below).

        10.5            Partnership Purchase Agreement between the company and
                          Holt + Collins, dated May 31, 2000 (see below).

        21              Subsidiaries of the company (see below).

        23.1            Consent of Accountant (see below).

        23.2            Consent of Counsel (see below).

        27              Financial Data Schedules (see below).